SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ARMSTRONG WORLD INDUSTRIES, INC.

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ARMSTRONG WORLD INDUSTRIES, INC. 2500 COLUMBIA AVE., LANCASTER, PA 17603 P.O. BOX 3001, LANCASTER, PA 17604 www.armstrongceilings.com April 27, 2021

2021 ANNUAL MEETING OF SHAREHOLDERS

ARMSTRONG WORLD INDUSTRIES, INC.

Dear Fellow Shareholders:

We look forward to your attendance virtually via the Internet or by proxy at the 2021 Armstrong World Industries, Inc. Annual Shareholders’ Meeting. We will hold the meeting at 8:00 a.m. Eastern Time on Thursday, June 24, 2021. To provide a consistent and convenient experience for all shareholders regardless of location, we are holding this Annual Shareholders’ Meeting in an entirely virtual format.

In 2020, despite a challenging operating environment resulting from the COVID-19 global pandemic:

•	Our business produced net sales, Adjusted EBITDA and Adjusted Free Cash Flow of $937 million, $330 million and $212 million, respectively;

•

In addition to implementing preventive health measures, including remote work, enhanced personal protective equipment and enhanced cleaning and sanitizing procedures, we implemented an Emergency Paid Leave program early in the pandemic that granted additional paid time off for any employee impacted by COVID-19 during 2020, and a COVID Leave Program that continues to provide similar paid leave benefits for employees impacted by COVID-19 during 2021;

•

We expanded our industry-leading portfolio through the acquisition of three design-focused companies (Turf Design, Moz Designs, and Arktura), each with custom metal and/or felt design and fabrication capabilities;

•

We advanced our digitalization initiatives through both optimization projects that enhance our customer service and support capabilities, as well as the launch of Kanopi™, our direct-to-customer branch sales channel;

•

We launched 35 new products, including offerings under our Healthy Spaces initiative in response to COVID-19, such as our “24/7 Defend” portfolio of solutions designed to contain, clean and protect the spaces where people live, work, learn, heal and play; and

•

We enhanced our regular quarterly dividend program by 5% and restarted our share repurchase program in October 2020 (after temporarily suspending it during the first quarter of 2020 due to COVID-19-based uncertainty).

As we look forward to 2021 and beyond, we believe there are many reasons to be excited for the future of our business and our industry, particularly in view of the significant and central role that ceilings and walls play in the design and performance of spaces. With a dedicated focus on innovation in support of healthy spaces, an enterprise-wide focus on sustainability, and strategies and initiatives designed for long-term growth and value creation, our company is well-positioned for the challenges and opportunities of today and tomorrow.

Our Board of Directors and our management team looks forward to continuing our work to advance our strategic priorities, serve our customers, create value for our shareholders, cultivate and maintain an inclusive environment and culture, and, through our products and solutions, make a difference in the spaces where people live, work, learn, heal and play.

At the 2021 Annual Shareholders’ Meeting, we will vote on the election of directors, vote to ratify the selection of KPMG LLP as our independent registered public accounting firm, and vote on a non-binding advisory basis on the compensation of our named executive officers. Please refer to the proxy statement for detailed information on each of the matters to be acted on at the meeting virtually via the Internet.

Your vote is important, and we strongly urge you to cast your vote. For most items, including the election of directors, your shares will not be voted if you do not provide voting instructions via the Internet, by telephone, or by returning a proxy or voting instruction card. We encourage you to vote promptly, even if you plan to attend the meeting virtually via the internet.

On behalf of your Board of Directors, thank you for your continued support.

Very truly yours,

Larry S. McWilliams

Chairman of the Board

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	8:00 a.m. Eastern Time on Thursday, June 24, 2021

Attendance	Online at www.virtualshareholdermeeting.com/awi2021

Record Date	April 19, 2021

Agenda	Items of Business	Board Recommendation

	1. Elect as directors the nine (9) nominees named in the attached proxy statement	FOR EACH DIRECTOR NOMINEE

	2. Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021	FOR

	3. Approve, on an advisory basis, our executive compensation program	FOR

How To Vote	•	Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting via the Internet.

•	Your broker will not be able to vote your shares with respect to the election of directors unless you have given your broker specific instructions to do so. We strongly encourage you to vote.

•	You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

•	See “ADDITIONAL MEETING INFORMATION” on page 68 of this proxy statement for further information.

Attending the Meeting via the Internet:

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/awi2021.

Shareholders may vote and submit questions while attending the meeting on the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING

TO BE HELD ON JUNE 24, 2021:

The Notice of Annual Meeting, this Proxy Statement and

the Company’s 2020 Annual Report are available at www.proxyvote.com.

PROXY STATEMENT

This proxy statement was prepared under the direction of our Board of Directors (“Board”) to solicit your proxy for use at the 2021 Armstrong World Industries, Inc. annual meeting of shareholders (the “Annual Meeting”). When we refer to “we,” “our,” “us,” “Armstrong” and the “Company” in this proxy statement, we are referring to Armstrong World Industries, Inc. This proxy statement and the related materials are first being distributed to shareholders on or about May 7, 2021.

At the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”), which was held on June 25, 2020, our shareholders re-elected Stan A. Askren, Victor D. Grizzle, Tao Huang, Barbara L. Loughran, Larry S. McWilliams, James C. Melville, Wayne R. Shurts, Roy W. Templin and Cherryl T. Thomas to the Board.

ITEM 1 – ELECTION OF DIRECTORS

On the recommendation of the Nominating, Governance and Social Responsibility Committee (“Governance Committee”), our Board has nominated the nine persons listed below for election at the Annual Meeting, all of whom are currently directors of the Company. The size of the Board is nine members. All nominees, with the exception of our President and Chief Executive Officer (“CEO”), Victor D. Grizzle, have been determined by the Board to be independent under the guidelines of the listing standards of the New York Stock Exchange (“NYSE”) and our Corporate Governance Principles. Each nominee’s term would, if elected, run from the date of his or her election until our next annual shareholders’ meeting and until the election at such annual meeting and qualification of his or her successor, or until his or her earlier disqualification, resignation, removal, death or incapacity. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The Governance Committee believes that aligning director qualifications, experience and skill sets with our business, strategy, risks and opportunities in addition to the functional responsibilities of the Board is necessary to maintaining a Board of Directors that remains capable of effectively performing its oversight and decision making responsibilities on behalf of the Company and its shareholders.

As part of its annual Board evaluation process, the Governance Committee solicits the view of the entire Board and of senior management regarding Board composition and factors the responses received into its Board succession planning and refreshment process.

Our Board believes that a board of directors composed of individuals with diverse attributes and backgrounds enhances the quality of our Board’s deliberations and decisions. Our Board has an expansive view of diversity, going beyond the traditional concepts of race, gender and national origin, and emphasizing a diversity of viewpoints, educational backgrounds and professional experiences. Our Board recognizes that this diversity, coupled with strong personal and professional ethics, integrity and values, results in a board of directors that is well-qualified to guide the Company with good business judgment.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

The Governance Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Governance Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on our Board and contributions to their respective committees. Our Board is also particularly interested in maintaining a mix of skills and qualifications that include the following:

Public Company CEO or COO within past 5 years

Senior Executive Leadership

Manufacturing & Distribution Operations

Financial Literacy

Significant International Experience
Finance and Capital Markets Transactions

Technology

M&A

Risk Management

Corporate Governance/Law

Each director nominee’s biography in the pages that follow includes notable skills and qualifications that contributed to his or her selection as a nominee. Director skills and qualifications are also featured in the chart immediately following the biographies.

DIRECTOR NOMINEES

Composition of Board Nominees:

•	89% Independent

•	22% Women

•	11% Black

•	11% Asian

•	7 years average tenure

•	62.6 years average age

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Name	Age*	Director Since	Committee(s)†	Independent^

Stan A. Askren	60	2008	AC, FC, MDCC‡	✓

Victor D. Grizzle	59	2016	—

Tao Huang	58	2010	FC, NGSRC	✓

Barbara L. Loughran	57	2019	AC, FC, MDCC	✓

Larry S. McWilliams	65	2010	FC	✓

James C. Melville	69	2012	FC, MDCC, NGSRC‡	✓

Wayne R. Shurts	61	2019	AC, FC, MDCC	✓

Roy W. Templin	60	2016	AC‡, FC‡, NGSRC	✓

Cherryl T. Thomas	74	2016	FC, MDCC, NGSRC	✓

*	As of March 31, 2021
†	Committees: AC (Audit); FC (Finance); MDCC (Management Development & Compensation); NGSRC (Nominating, Governance & Social Responsibility)
^	As defined in NYSE listing standards and our Corporate Governance Principles
‡	Denotes Chair of the Committee

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

AWI 2021 Proxy Statement	3

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

All nominees currently serve as directors. Information concerning the nominees is provided below:

STAN A. ASKREN Director since: 2008 Age: 60 Independent

Mr. Askren is currently CEO and Founder of Quiet Trail Advisors, a private, senior level strategy and lean business advisory practice. He also serves as an advisor and lean business consultant for Lean Focus, LLC. Mr. Askren served as the chairman of HNI Corporation (“HNI”) from 2004 until December 31, 2018 and as CEO of HNI from 2004 until July 2018, when he retired from HNI. Previously, he was the president of HNI from 2003 to April 2018, and executive vice president from 2001 to 2003. Mr. Askren had worked at HNI for 27 years, including as vice president of marketing, vice president of human resources, and as an executive vice president and president of its hearth business segment. Mr. Askren previously held multiple executive management and general management positions with Emerson Electric and Thomson S.A. Mr. Askren also serves on the board of directors of Allison Transmission Holdings, Inc., a commercial duty automatic transmission and hybrid propulsion systems manufacturer (since 2016). Mr. Askren formerly served on the board of directors of the Iowa Heritage Foundation, the Business and Institutional Furniture Manufacturer’s Association (past chair), the Iowa Business Council (past chair) and Arctic Cat Corporation. Mr. Askren brings to our Board extensive operating, senior executive leadership, manufacturing, sales and distribution and, lean business expertise, as well as valuable insights from his experience as a public company chief executive officer.

VICTOR D. GRIZZLE Director since: 2016 Age: 59

Mr. Grizzle was appointed as our President and Chief Executive Officer on March 30, 2016. Previously, Mr. Grizzle served as Executive Vice President and Chief Executive Officer of Armstrong Building Products, a business unit of Armstrong, since January 2011. Prior to joining Armstrong, Mr. Grizzle served as Group President of Global Engineered Support Structures Coatings & Tubing and President of International Division for Omaha at Valmont Industries, Inc., an infrastructure and agricultural equipment manufacturer, since January 2006. Prior to Valmont, he served as President of the Commercial Power Division of EaglePicher Corporation, a manufacturing and resource extractive company. Before that, Mr. Grizzle spent 16 years at General Electric Corporation, where he served as an American business leader for General Electric’s Silicones Division. Mr. Grizzle also serves on the board of directors of Franklin Electric, a global leader in the production and marketing of systems and components for water and automotive fuels. As President and Chief Executive Officer of AWI, Mr. Grizzle provides our Board with significant insight regarding our operations, strategic planning and operational design. In addition, Mr. Grizzle brings to our Board broad leadership and business expertise, as well as comprehensive experience in global operations and manufacturing matters.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

TAO HUANG Director since: 2010 Age: 58 Independent

Mr. Huang is the CEO of Supernova Companies, a financial technology company based in Chicago. He was previously the chief operating officer of Morningstar, Inc., a leading independent provider of investment research, until his retirement in December 2010. Mr. Huang spent almost 20 years with Morningstar, taking on increasing levels of responsibility from his start as an entry level technical programmer. He was named director of technology in 1992 and chief technology officer in 1996; he started Morningstar’s International Operation in 1998, held the position of president of International Division until 2000; he was promoted as the Company’s chief operating officer in October 2000 and served in this position until his retirement. Mr. Huang led Morningstar initiatives enabling significant growth, both organically and through acquisition, and oversaw continuous improvements in the operations of the firm’s core businesses. Mr. Huang is a founder and managing partner of Range Light, LLC, an investment firm (since 2012). Mr. Huang also serves on the board of directors of Equity Lifestyle Properties, Inc., a publicly-traded real estate investment trust (since 2015) and Principal Mutual Funds, an asset management firm (since 2013). Mr. Huang brings to our Board expertise developed from his experience in a data-intense and technology-driven organization managing growth and integration of acquisitions, as well as experience in international operations.

BARBARA L. LOUGHRAN Director since: 2019 Age: 57 Independent

Ms. Loughran served as a partner with PricewaterhouseCoopers LLP (PwC) from 1998 until her retirement in June 2018. Ms. Loughran has held various positions at PwC, including serving in its National Office from 2016 to 2018 and from 2000 to 2003, as Industrial Products Business Unit Leader of PwC’s New York Metro market from 2013 to 2015, and as Retail & Consumer Business Development Leader of PwC’s New York Metro market from 2010 to 2012. As a client service partner, Ms. Loughran led the global relationship and audit of numerous large, publicly-traded companies across a broad range of industries, and led the National Office effort on leveraging new and innovative technologies. Ms. Loughran also serves on the board of directors of Jacobs Engineering Group Inc., a publicly-traded engineering company, where she serves as chair of the Audit Committee. Ms. Loughran brings to our Board an extensive public accounting background, financial and capital markets expertise, and experience in mergers and acquisitions, risk management, and financial oversight and reporting.

AWI 2021 Proxy Statement	5

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

LARRY S. MCWILLIAMS Director since: 2010 Age: 65 Independent

Mr. McWilliams has been the Co-Chief Executive Officer of Compass Marketing, Inc. since 2012 and was previously the president and chief executive officer of Keystone Foods, a producer of proteins, from May 2011 to May 2012. From May 2005 to October 2010, he served as a senior vice president at Campbell Soup Company and subsequently became the president of Campbell International, responsible for all of Campbell Soup’s business in Europe, Latin America and Asia Pacific. Mr. McWilliams joined Campbell Soup in March 2001 as senior vice president – sales and chief customer officer, overseeing the company’s relationships with its global retail partners. In April 2003, he assumed the position of president – North America Soup. Mr. McWilliams was named senior vice president and president – Campbell USA in March 2004. Prior to Campbell Soup, Mr. McWilliams held positions at Coca-Cola from 1995 to 2001 and the Pillsbury Company from 1993 to 1995. Mr. McWilliams has also served on the board of directors of Armstrong Flooring, Inc. (“AFI”) since April 1, 2016, and formerly served as its interim chief executive officer. Mr. McWilliams formerly served on the Boards of Directors of Godiva Chocolatiers International, a privately held company, and Bob Evans Farms, a full-service restaurant company, and the Board of Governors of St. Joseph’s University Food Marketing Council and the Grocery Manufacturers’ Association’s Industry Affairs Council. Mr. McWilliams offers our Board senior executive leadership capabilities and experience, as well as extensive knowledge of sales, marketing, customer service relationships, international markets and distribution channels.

JAMES C. MELVILLE Director since: 2012 Age: 69 Independent

Mr. Melville is a member of the Minneapolis-based law firm of Kaplan, Strangis and Kaplan, P.A., where he has practiced in the corporate governance, mergers and acquisitions, securities and financial areas since 1994. Prior to joining Kaplan, Strangis and Kaplan, P.A., Mr. Melville practiced with Dorsey and Whitney in their Minneapolis and London, England offices. Mr. Melville previously served as a member of our Board from September 2009 until July 2010 and now also serves on the board of directors of AFI (since April 1, 2016). Mr. Melville is active in numerous local and civic organizations and their boards. Mr. Melville is also a National Association of Corporate Directors Board Leadership Fellow. Mr. Melville brings to our Board extensive knowledge of corporate law, mergers and acquisitions, executive compensation, and corporate governance matters, as well as international experience and financial acumen. He has also gained intimate knowledge of the Company through his service on our Board.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

WAYNE R. SHURTS Director since: 2019 Age: 61 Independent

Mr. Shurts served as the Executive Vice President and Chief Technology Officer at Sysco Corporation, a publicly-traded global leader in food service distribution, from 2012 until February 2019. Prior to this, Mr. Shurts served as Executive Vice President and Chief Information Officer at SUPERVALU, a publicly traded U.S. grocery retailer and wholesaler, from 2010 to 2012, and Chief Information Officer at Cadbury PLC, a British multinational confectionary company, from 2008 to 2010. Prior to this, Mr. Shurts has held various roles at Nabisco, including in finance, sales, supply chain, marketing, and technology. Mr. Shurts served on the board of directors of Con-Way Incorporated in 2015 until its acquisition by XPO Logistics Inc., where he served as a technology expert and a member of its Audit Committee and Nominating and Governance Committee. Mr. Shurts brings to our Board extensive technology experience as a former Chief Information Officer, and in applying technology to improve and successfully transform business processes.

ROY W. TEMPLIN Director since: 2016 Age: 60 Independent

Mr. Templin served as Chairman of the Board of Directors of Con-Way Incorporated, a multinational freight transportation and logistics company, from January 2014 until its acquisition by XPO Logistics Inc. in 2015. He previously served as Executive Vice President and Chief Financial Officer of Whirlpool Corporation, a multinational manufacturer and marketer of home appliances, from 2004 to 2012, and as Vice President and Controller of Whirlpool Corporation from 2003 to 2004. Prior, he served as Vice President, Finance and Chief Accounting Officer of Kimball International, Inc. He currently serves on the Board of Trustees of the Goldman Sachs Mutual Funds. Mr. Templin brings to our Board extensive experience as a senior executive, public company board member and executive of manufacturing and distribution industries, as well as experience in risk management, strategic planning, finance, and mergers and acquisitions.

AWI 2021 Proxy Statement	7

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

CHERRYL T. THOMAS Director since: 2016 Age: 74 Independent

Ms. Thomas is the Chief Strategy Officer and Vice President of Ardmore Roderick, a Chicago-based civil engineering firm and, prior to The Roderick Group’s merger with Ardmore Associates, LLC, previously served as President and Chief Executive Officer of Ardmore Associates, LLC, where she was responsible for all financial, operational and management activities since 2003. Prior to founding Ardmore Associates, Ms. Thomas served as chairman of the board of the United States Railroad Retirement Board from 1998 until 2003, and as commissioner of the department of buildings of the city of Chicago from 1989 until 1994. Ms. Thomas also serves on the board of directors of Wintrust Bank, a banking corporation, where she is a member of their credit and audit committees. Ms. Thomas serves on the boards of numerous local and civic organizations and foundations, including the Lyric Opera of Chicago (since 2007), the Chicago Zoological Society (since 2000), the Polk Bros Foundation (since 2009), the Brach Foundation (since 2015) and the Big Shoulders Foundation (since 2013). Ms. Thomas brings to our Board significant senior executive leadership experience, as well as relevant experience in manufacturing, distribution and risk management.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

Skills and Qualifications of Board of Directors

AWI 2021 Proxy Statement	9

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES AND OTHER CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Principles include guidelines regarding the responsibilities, duties, service and qualifications of our Board, the determination of a director’s independence and any conflict of interests, Board access to management and independent advisors, director compensation and stock ownership requirements, Board committees and other matters relating to corporate governance. Our Corporate Governance Principles are available on our website under “About Us” and then “Governance” or at https://www.armstrongceilings.com/corporate/governance.html. Also available at the same location on our website are the charters of the Audit Committee, the Finance Committee, the Management Development and Compensation Committee (“Compensation Committee”), and the Governance Committee of the Board, the Armstrong Code of Business Conduct and the Armstrong Code of Ethics for Financial Professionals. Our website is not part of this proxy statement and references to our website address in this proxy statement are intended to be inactive textual references only.

DIRECTOR INDEPENDENCE

It is the policy of the Company that our Board consist of a majority of directors who are not employees and are independent under all applicable legal and regulatory requirements, including the independence requirements of the NYSE. For purposes of evaluating the independence of directors, in accordance with our Corporate Governance Principles, our Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Consistent with our Corporate Governance Principles, to be considered “independent,” the Governance Committee has established qualifications to assist in the determination, which either meet or exceed the independence requirements of the NYSE.

Our Board has determined that all of our director-nominees, with the exception of Mr. Grizzle, our President and CEO, are independent under NYSE listing standards and our Corporate Governance

Principles. In addition, our Board has further determined that each of the members of the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee are independent within the meaning of the NYSE listing standards, any applicable minimum standards required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and enhanced standards required for membership on such committees by our Bylaws, namely that directors serving on such committees meet the independence criteria under both NYSE rules and Rule 10A-3(b)(1) under the Exchange Act.

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

Our Board oversees the Company’s management processes for assessing and managing risk, both as a full Board and through its committees, which meet regularly and report to the full Board. Management is charged with managing risk through robust internal policies and controls.

Enterprise Risk Management     The Company actively maintains an enterprise risk management program. Risk management is an integral part of the Company’s culture. Management’s role is to identify, mitigate, guide and review the efforts of our business units, consider whether the residual risks are acceptable, and approve plans to deal with serious risks. Our Board’s role in risk management is to review the performance and functioning of the Company’s overall risk management efforts and management’s establishment of appropriate systems for managing risk. Specifically, our Board reviews our:

•	identification of macro-, industry- and company-level developments and considerations in risk identification, assessment and mitigation;

•	processes to identify matters that create or reveal inappropriate risk to achieving our business plans;

•	processes to assess the likelihood and impact of such risks in order to prioritize them;

•	identification of major risks, how we define them, and our formulation of mitigation strategies;

•	identification of primary risk mitigation owners; and

•	monitoring of major risks and evolving risk landscape.

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CORPORATE GOVERNANCE (CONTINUED)

Pursuant to its charter, the Audit Committee has primary oversight responsibility with respect to the design of our enterprise risk management program, including for periodically reviewing the process, methodology, and tools used by management to identify, evaluate, organize, assess and mitigate significant risks.

Management regularly provides input and feedback on business segment risks during periodic business reviews and annual strategic planning discussions. Senior management regularly meets with designated risk mitigation owners to review and assess risk mitigation and control measures. In addition, senior management regularly reevaluates the appropriateness of risk assessments and priorities. This process includes identifying risks that could prevent achievement of business goals and strategic plans. Our internal audit team uses the resulting information as a basis for developing its annual audit plan.

Cybersecurity Risk    Our Board receives regular updates on cybersecurity risk and mitigation protocols from our Chief Information Officer. These updates include a review of our cybersecurity program and assessment framework, as well as periodic updates on our efforts regarding data loss prevention, regulatory compliance, data privacy measures, threat and vulnerability management, cyber-crisis management, employee training, and other related topics, as applicable.

Responsibilities of our Board and its Committees     In addition to audit and assurance reports provided by our internal audit team, our Board periodically reviews summary reports from senior management that assess the strategic, operational, infrastructure and external risks facing the Company. These reports generally utilize our Enterprise Risk Management framework to identify the likelihood and impact of such risks, and identify appropriate mitigation strategies and efforts. Each Board committee, consistent with its charter, reviews and evaluates risks associated with their respective areas of oversight responsibility, reports on those oversight activities to our Board, and assists our Board in its ongoing monitoring and review of those risks, including as described in “BOARD MEETINGS AND COMMITTEES” below.

BOARD’S ROLE IN STRATEGIC PLANNING

Our Board oversees and advises on the Company’s overall strategy, and annually reviews the strategic priorities and initiatives of each business segment. In evaluating significant investments or capital allocation decisions, the Board generally considers the Company’s strategic plan and the potential impact on long-term shareholder value creation.

BOARD’S ROLE IN SUCCESSION PLANNING

Our Board is actively engaged and involved in talent management. Our Board reviews the Company’s “Organization Vitality” initiatives in support of its business strategy at least annually. This includes a detailed discussion of the Company’s leadership bench and succession plans with a focus on key positions at the senior officer level, including CEO. During 2020, our Board and the Compensation Committee met on several occasions in furtherance of these initiatives. In addition, each committee of the Board regularly discusses the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, our Compensation Committee and our Board are regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

BOARD LEADERSHIP STRUCTURE

Our Bylaws and Corporate Governance Principles provide our Board with the flexibility to determine what leadership structure works best for us, including whether the same individual should serve as both our Chairman and our CEO. Since 2010, our Board has determined to split the positions of Chairman and CEO. The split of these positions allows Mr. Grizzle, our President and CEO, to focus on managing the business, while Mr. McWilliams, as Chairman, oversees our Board’s functions. Our Board will continue to evaluate its leadership and governance structure within the context of the specific needs of the business, current Board composition, and the best interests of the Company and our shareholders.

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CORPORATE GOVERNANCE (CONTINUED)

Responsibilities of the Chairman include recruiting new Board members, overseeing the evaluation and compensation of the CEO, ensuring an appropriate succession plan, overseeing independent evaluation of risk, coordinating Board meeting schedules and agenda, chairing and leading the discussions at the meetings, and overseeing the annual performance evaluations of the Board, its committees and its individual members. The Chairman ensures information provided by management to the Board is sufficient for the Board to fulfill its duties and communicates with other directors on key issues and concerns outside of regularly scheduled meetings. The Chairman is also responsible for ensuring the effective functioning of Board committees through appropriate delegation to, and membership of, the committees. Finally, the Chairman facilitates the independent oversight required by our Bylaws and Corporate Governance Principles, including by ensuring that:

•	a majority of our directors are independent;

•	all of the members of the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee are independent directors; and

•	the Board meets at regularly scheduled executive sessions, outside of the presence of management. Mr. McWilliams, our Chairman, presides at these sessions.

In addition, each of the Board’s four standing committees regularly meet at similar executive sessions, at which the respective committee chairs preside.

COMMUNICATION WITH THE BOARD

Any person who wishes to communicate with the Board, nonemployee directors as a group, or individual directors, including the Chairman, may direct a written communication to the attention of the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. The Corporate Secretary will forward these communications to the intended recipient director(s), as appropriate. You may also send general messages to directors by email to directors@armstrongceilings.com. If you wish to send an email message to the Governance Committee, including a recommendation regarding a prospective director, please send the message to CorpGovernance@armstrongceilings.com. The Corporate Secretary will forward these messages, as appropriate.

SHAREHOLDER OUTREACH

The Company’s relationships with its shareholders and other stakeholders are a critical part of our corporate governance profile, and the Board recognizes the value of taking their views into account. Among other things, this engagement helps the Board and management to understand the larger context and impact of the Company’s operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape policy.

In 2016, we initiated a formal shareholder outreach program to obtain investor perspectives on key topics of interest, including corporate governance, executive compensation, sustainability and other matters. On an annual basis, we intend to continue to solicit feedback from institutional investors, including asset managers, pension funds and social responsibility investors.

Shareholder communications and inquiries are shared with Company management, and with the Chairs of the Board and its Committee, as appropriate. In 2020, in response to certain communications or inquiries, members of Company management and our Board engaged in discussions with shareholders to discuss topics relating to corporate governance and executive compensation.

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CORPORATE GOVERNANCE (CONTINUED)

BOARD MEETINGS AND COMMITTEES

The Board met ten times during 2020, five of which were special meetings.

There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee, each described below.

Each standing committee has a charter and consists solely of ‘independent’ or ‘outside’ directors who meet applicable independence standards required by the NYSE, the U.S. Securities and Exchange Commission (the “SEC”), and the Internal Revenue Service, and under our Articles of Incorporation and Bylaws. Each committee reports to the Board regularly and evaluates the effectiveness of its performance annually. The membership of each committee is determined by the Board on the recommendation of the Governance Committee. The Company’s Corporate Governance Principles provide that (i) directors who are currently fully employed should not serve on more than two other corporate boards, and (ii) other directors should not serve on more than four other corporate boards.

All director nominees who served on the Board during 2020 participated in over 75% of the meetings of the Board and meetings of the Committees on which they served. Board members are expected to attend annual meetings in person or virtually, via the Internet. All Board members attended the annual meeting in 2020.

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CORPORATE GOVERNANCE (CONTINUED)

Audit Committee    The Audit Committee met six times during 2020, one of which was a special meeting. The members of the Audit Committee are Roy W. Templin (Chair), Stan A. Askren, Barbara L. Loughran and Wayne R. Shurts. During 2020, Tao Huang and John J. Roberts also served as members of the Audit Committee until Mr. Huang’s appointment to the Governance Committee and Mr. Robert’s retirement from the Board, following the 2020 Annual Meeting. Under its charter, the Audit Committee:

•	oversees (i) auditing and accounting matters, including the selection, supervision and compensation of the Company’s independent registered public accounting firm and other independent auditors, (ii) the scope of the annual audits, non-audit services performed by the Company’s independent registered public accounting firm, and (iii) the Company’s accounting practices and internal accounting controls;

•	has sole authority to engage, retain and dismiss the independent registered public accounting firm;

•	reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements included in our SEC filings;

•	assists the Board in monitoring the integrity of the Company’s financial statements and the independent registered public accounting firm’s qualifications, independence and performance;

•	considers the integrity of and risks associated with overall financial reporting, legal compliance and disclosure processes; and

•	supervises and reviews the effectiveness of the Company’s internal audit and compliance functions, and compliance by the Company with applicable legal and regulatory requirements.

Each member of the Audit Committee meets the NYSE and SEC financial literacy requirements. The Board has determined that each of Ms. Loughran and Mr. Templin qualifies as an “Audit Committee Financial Expert” as defined pursuant to the Exchange Act. The Audit Committee regularly meets independently with the Company’s internal and independent auditors, with the leaders of the Company’s compliance function, and with management.

Finance Committee    The Finance Committee met five times during 2020, three of which were special meetings. The members of the Finance Committee are Roy W. Templin (Chair), Stan A. Askren, Tao Huang, Barbara L. Loughran, Larry S. McWilliams, James C. Melville, Wayne R. Shurts and Cherryl T. Thomas. During 2020, Larry S. McWilliams, Wayne R. Shurts and Cherryl T. Thomas were appointed to the Finance Committee following the 2020 Annual Meeting. Under its charter, the Finance Committee:

•	assists the Board in its oversight of the financial management of the Company, including material and strategic financial matters;

•	reviews the Company’s capital structure, including with respect to its debt and equity securities, financing arrangements and credit facilities;

•	reviews and considers the Company’s capital expenditures, dividend policy and other forms of distributions on the Company’s stock, and capital deployment strategies; and

•	reviews financial terms of certain proposed mergers, acquisitions, divestitures, strategic investments and joint ventures.

Management Development and Compensation Committee    The Compensation Committee met seven times during 2020, two of which were special meetings. The members of the Compensation Committee are Stan A. Askren (Chair), Barbara L. Loughran, James C. Melville, Wayne R. Shurts and Cherryl T. Thomas. During 2020, Roy W. Templin also served as a member of the Compensation Committee until his appointment as Chair of the Audit Committee following the 2020 Annual Meeting. During 2020, Barbara L. Loughran was appointed to the Compensation Committee following the 2020 Annual Meeting. Under its charter, the Compensation Committee:

•	oversees the design of our executive compensation and benefit programs and employment practices;

•	administers and makes recommendations regarding our incentive and equity compensation plans;

•	reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO and evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to the independent directors based on the evaluation;

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CORPORATE GOVERNANCE (CONTINUED)

•	oversees the evaluation of the other executive officers and establishes their compensation levels in collaboration with the CEO;

•	reviews incentive compensation to confirm that such compensation does not encourage unnecessary risk-taking; and

•	monitors senior management succession planning.

Nominating, Governance and Social Responsibility Committee    The Governance Committee met seven times during 2020, two of which were special meetings. The members of the Governance Committee are James C. Melville (Chair), Tao Huang, Roy W. Templin and Cherryl T. Thomas. During 2020, John J. Roberts also served as a member of the Governance Committee until his retirement from the Board in connection with the 2020 Annual Meeting. During 2020, Tao Huang was appointed to the Governance Committee following the 2020 Annual Meeting. Under its charter, the Governance Committee:

•	monitors the independence of nonemployee directors;

•	reviews and evaluates director candidates and makes recommendations to the Board concerning nominees for election as Board members;

•	assists our Board in defining and assessing criteria and qualifications for the selection of candidates to serve on the Board;

•	recommends directors for appointment to Board committees;

•	makes recommendations to the Board regarding corporate governance matters;

•	reviews and makes recommendations to the Board regarding the compensation of nonemployee directors;

•	oversees the Company’s sustainability and corporate social responsibility programs, including reviewing and assessing related strategies, structures, policies, practices and performance;

•	oversees the Company’s director education and orientation programs; and

•	coordinates an annual self-evaluation of the performance of the Board and each committee through assistance from an independent, third-party advisor.

Other Committees    In addition to the four standing committees described above, members of the Board may meet on an ad hoc basis to discuss, review and, as appropriate, approve matters through other committees established by the Board. These ad hoc committees report to the Board and may review subjects such as environmental matters, succession planning and crisis response.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever been an officer or employee of the Company or its subsidiaries, or had any relationship with the Company that requires disclosure under applicable SEC regulations.

REVIEW OF RELATED PERSON TRANSACTIONS

There are no transactions with related persons, as defined in Item 404 of the SEC’s Regulation S-K (“Item 404”), to report for the fiscal year ended December 31, 2020.

We have written policies pertaining to related person transactions. Any related person transaction that may arise is required to be reviewed and approved by the Governance Committee, who must have no connection with the transaction. Related person transactions would include transactions by the Company or any subsidiary with any director, director nominee, executive officer, shareholders owning more than 5% of the Company’s outstanding shares of common stock, per share par value $0.01 (“Common Stock”), or immediate family member of any of the foregoing, and transactions with businesses affiliated with any director or director nominee that meet the specifications in Item 404. The Chair of the Governance Committee has authority to approve transactions involving sums less than the disclosure threshold set in Item 404. The material details of any such matters are required to be disclosed to the Governance Committee at its next regular meeting.

POLICY ON MAJORITY VOTING IN THE ELECTION OF DIRECTORS

In February 2017, our Board adopted a Policy on Majority Voting as one of our Corporate Governance Principles. The Policy provides that in

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within 10 business days following the certification of the shareholder vote, tender his or her written resignation to the Board. Such tendered resignation will be considered by the Governance Committee taking into account any factors or other information it considers appropriate and relevant and, within 60 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. The Board will take formal action on the Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. The Board will consider the information, factors and alternatives considered by the Governance Committee and such additional factors, information and alternatives as the Board deems relevant.

Following the Board’s decision on the Governance Committee’s recommendation, the Company, within four business days after such decision is made, will publicly disclose, in a current report on Form 8-K filed with the SEC, the Board’s decision, and, if applicable, the Board’s reasons for rejecting the tendered resignation. A director whose resignation is accepted by the Board may not be re-appointed to fill the vacancy created by his or her resignation.

No director who is required to tender his or her resignation shall participate in the Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Governance Committee are required to tender their resignations, then the independent directors who are not required to tender their resignations will appoint an ad hoc Board committee from amongst themselves, consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. If such ad hoc committee would have been created but fewer than three directors would be eligible to serve on it, then the entire Board (other than the director whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an ad hoc committee.

MANDATORY RETIREMENT AGE

In October 2018, our Board, upon the recommendation of the Governance Committee, adopted a mandatory retirement age policy for directors within our Corporate Governance Principles such that a director may not stand for election, or be nominated to serve, as a member of our Board after reaching the age of 75. At the time that a director reaches the age of 75, the director may complete his or her then current term but may not stand for re-election thereafter.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Governance Committee will consider director candidates nominated by shareholders. The procedures for recommending candidates are posted at https://www.armstrongceilings.com/en-us/about-us/board-committees.html. Shareholders who wish to suggest individuals for service on the Board are requested to review Article II, Section 4 of our Bylaws and supply the information required in (a) through (k) of that Section in a written request to the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603.

When evaluating the candidacy of nominees proposed by shareholders, the Governance Committee may request additional information as it may consider reasonable to determine the proposed nominee’s qualifications to serve as a member of the Board.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

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SUSTAINABILITY

Our sustainability program complements our company purpose, namely to make a difference by contributing to healthier, safer spaces where people live, work, learn, heal and play. As a leader in the building products industry, we aim to transform the design and building of spaces so that businesses and communities can thrive, both today and into the future.

Our program is organized around three functional “pillars”: People, Planet and Product. Each pillar has adopted specific 2030 goals and key performance targets, and is led by a cross-functional steering committee responsible for assessing, selecting and prioritizing goals, establishing targets and developing roadmaps to achieve them, and monitoring progress against science-based metrics.

Our program pillars are focused on these key priorities and objectives:

Healthy and Circular Products    We are committed to responsible sourcing and providing transparency in our products. In addition, we will design our products to minimize waste and pollution, support recycling, repurposing or reuse; and contribute to the regeneration of natural systems.

Healthy Planet    All of our electricity sources will be renewable, and we will dramatically reduce the carbon and water impacts of our products and operations.

Thriving People and Communities    Our workforce will be safe, diverse, inclusive and fulfilled, and we will actively contribute to our local communities.

UNITED NATIONS SUSTAINABLE DEVELOPMENT GOALS

The United Nations Sustainable Development Goals (UN SDGs) are a collection of 17 interlinked global goals that aim to achieve a better and more sustainable future for all by 2030. We have conducted an analysis to understand how our activities align with the UN SDGs.

In 2021, we became a signatory to the United Nations Global Compact (UNGC) to demonstrate our commitment to collective action toward its principles. We will include our first Communication on Progress with the release of our sustainability report later this year.

GOVERNANCE, CORPORATE LEADERSHIP AND MANAGEMENT

The Governance Committee has responsibility for overseeing our corporate responsibility and sustainability programs and practices.

In 2019, we appointed a dedicated sustainability leader, Ms. Helen Sahi, as our Director of Sustainability. Reporting to Mark Hershey, our Senior Vice President, General Counsel and Chief Compliance Officer, Ms. Sahi leads our program and is responsible for designing and implementing action plans towards our enterprise-wide goals. Ms. Sahi is an experienced sustainability leader, and has led similar initiatives for other publicly-traded manufacturers, integrating sustainability into the everyday fabric of company business and shaping sustainability vision and strategy.

OUR PLANET PILLAR

We recognize our responsibility to protect our shared planet: In order to create healthy buildings and spaces, we need a functioning and stable environment.

We continue to strengthen our sustainable practices, with a focus on sourcing responsibly and building circular manufacturing processes. We aim to minimize our environmental impact by reducing greenhouse gas (GHG) emissions and integrating more renewable energy sources. We are also limiting waste through innovative manufacturing processes and circular economy systems that bring new life to used products. Finally, we are thinking deliberately about how to optimize our water use and contribute positively to water management and restoration efforts where we operate.

Carbon     The threats we all face from climate change have never been more urgent. As world leaders struggle to coordinate a response to the crisis, companies have an opportunity to lead the way. We are committed to transparent action on the climate crisis, and in April 2021, we joined the Science Based Targets initiative (SBTi) to set goals in line with the Paris Agreement under the United Nations Framework Convention on Climate

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SUSTAINABILITY (CONTINUED)

Change. Working with the SBTi, we set an internal goal to meet a well below 2°C target and have committed to reducing Scope 1 and Scope 2 GHG emissions by 30% from a 2019 baseline. This would offset all of our electricity usage and a portion of our natural gas usage. We are continuing to work with the SBTi to set a Scope 3 emissions goal that would help limit global warming to well below 2°C above pre-industrial levels.

Water    While we do not operate in any areas considered “high water stress,” we are mindful of our opportunity to limit our resource consumption. As we upgrade our facilities, we are able to achieve greater efficiency of water and energy use. In 2014, we installed a new water filtration plant at our Marietta, Pennsylvania facility.

OUR PRODUCT PILLAR

We recognize that our products are an important component of helping our customers achieve their own key sustainability goals, and are committed to continuing to invest in solutions that meet our customers’ changing demand for building products, including seeking products free of chemicals of concern while continuing to meet high-performance standards.

SUSTAIN™    Armstrong SUSTAIN® is the largest portfolio of high-performance ceiling solutions available today. All SUSTAIN products are free of chemicals of concern, meet low emission standards for indoor air quality, and offer material ingredient disclosures and environmental product declarations (EPDs). All SUSTAIN products contribute to meeting industry green building standards.

Product Transparency    We are committed to being transparent about the materials we use in our products. We collaborate with industry organizations to help develop leading sustainability standards, and we regularly engage third parties to test, assess, and certify our products to ensure we continue to meet the industry’s most stringent sustainability standards.

Our product transparency page provides all documentation required for a range of health and environmental certifications, standards and claims, including Health Product Declarations, EPDs, and Declare Labels. We also offer customer-focused tools to assist users in finding sustainable building options that meet their needs.

Circular Products    In nature, there is no waste. We have worked to integrate that principle into our product lifecycle for over two decades. We are committed to creating circular products and services that reduce or eliminate waste and pollution, keep products and materials in use longer and help to regenerate natural systems.

Since 1999, we have operated our Armstrong World Industries Ceiling Recycling Program. This program gives our customers and us an opportunity to recycle ceiling tiles at their end of life so that they can be remanufactured into new ceiling tiles. This has significantly reduced the need for virgin raw materials – by over a million tons to date – and diverts waste from landfills. This program also helps our customers meet their own waste reduction goals, and we provide calculators to help our customers measure the environmental impact and savings as a result of our program.

OUR PEOPLE PILLAR

We have long considered our employees to be an important stakeholder group. We strive to cultivate and maintain an environment that supports safe, healthy and fulfilled employees. We continue to work to further develop an inclusive culture and diverse workforce at all levels of the organization.

Safety    Safety has been a focus of ours since our founding, and it is paramount in everything we do. Guided by our Safety Policy, we have built a robust safety management system that regularly monitors our safety metrics so that we can quickly report and investigate any incidents, including near misses. This approach allows us to make timely changes to procedures and processes and identify best practices to be adopted company-wide.

One of our key priorities as we grow through acquisitions and integrate new companies is to embed our long-standing safety management systems and culture within each acquired organization.

COVID-19    In 2020, the COVID-19 pandemic caused significant disruption on many fronts. All of our manufacturing facilities remained operational, while following governmental and local health authorities’ guidance. We implemented measures to minimize our employees’ exposure to the virus. These included encouraging remote work when possible, providing personal protective equipment

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SUSTAINABILITY (CONTINUED)

(including masks), limiting group meetings, restricting business travel, implementing enhanced cleaning and sanitizing procedures, and ensuring social distancing. Early in the pandemic, we implemented an Emergency Paid Leave program that granted additional paid time off for any employee impacted by COVID-19 during 2020. We subsequently implemented a COVID Leave Program effective January 1, 2021 that continues to provide similar paid leave benefits for employees impacted by COVID-19. Additional information regarding our COVID-19 response can be found on page 34 of this Proxy Statement.

Diversity    In order to achieve our mission, and to ensure that our design and building of spaces are fit for today and tomorrow, it is imperative that our employees reflect the society we serve across the dimensions of race, sex, ethnicity, age, gender or gender identity, sexual orientation, religion, disability, and veteran status. We believe that a workforce that brings diversity of thought and experiences produces the best and most innovative outcomes.

We have had robust affirmative action programs in place for decades, including self-reviews of our talent processes and outcomes to identify and action opportunities for improvement. We aim to integrate diversity and inclusion into our talent processes, from talent acquisition to employee engagement and development. We have made several commitments on diversity and inclusion in our sustainability goals and have embedded diversity and inclusion into our overall corporate strategy and community outreach. These commitments are supported by employee training and regular surveys, affinity groups, performance management and succession planning.

We equip our entire workforce with annual, mandatory antiharassment training, and provide a confidential toll-free ethics hotline to encourage and facilitate reporting of compliance issues.

THE ARMSTRONG WORLD INDUSTRIES FOUNDATION

We created the Armstrong World Industries Foundation as our philanthropic arm in 1985. Today, the Foundation’s strategy is primarily focused on making a positive difference in the lives of people where they live, work, learn, heal and play, through awarding grants to qualified charitable organizations that meet at least two of the following criteria:

•	Operate in communities where our employees live and work.

•	Dedicated to elevating the importance of healthy and sustainable spaces for people’s lives (for example, by renovating buildings to improve their spaces and, thereby, the quality of service they provide to the people they benefit).

•	Focus on those who are most in need, particularly under-served children (for example, through early childhood education programs).

Today, the Foundation’s mission is to support: (a) current and future employees and retirees through gift matching programs, hardship support, and emergency/disaster relief support; (b) communities in which we operate; and (c) the qualified charitable efforts of architects, designers, contractors and others in the building and construction community who are dedicated to elevating the importance of healthy and sustainable spaces for people’s lives.

Since its inception, the Foundation has awarded in excess of $50 million to qualifying 501(c)(3) organizations.

In December 2020, we made a charitable gift of $10 million dollars to the Foundation in support of its mission.

MORE INFORMATION

More information about our corporate and social responsibility programs is available in the “Sustainability” section of our website at http://www.armstrongceilings.com. Our website is not part of this proxy statement and references to our website address in this proxy statement are intended to be inactive textual references only.

Our Sustainability goals, key performance indicators, projects, plans, targets and expectations are aspirational and forward-looking. Statements of aspiration, future events or conditions are sometimes identified by the words “will,” “should,”

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SUSTAINABILITY (CONTINUED)

“intend,” “expect,” “estimate,” “believe,” “could,” “project,” “target” or other similar words or expressions. By their nature, they are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. As such, no guarantees or assurances are made that they will be achieved or successfully executed. Additionally, the Sustainability data, statistics and metrics included herein, unless otherwise specifically indicated, are non-audited estimates, were not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), have not been externally assured, continue to evolve and may be based on assumptions believed to be reasonable at the time of preparation, but should not be considered guarantees. Except to the extent required by applicable law, we undertake no obligation to publicly update or revise any forward-looking Sustainability statement, whether as a result of new information, future events or otherwise.

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MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers as of April 1, 2021.

Name	Age	Present Position and Business Experience During the Last Five Years*

Victor D. Grizzle	59	Armstrong World Industries, Inc. President & CEO; Director since April 2016 Executive Vice President & CEO, Armstrong Building Products (2011 to March 2016)

Brian L. MacNeal	54	Armstrong World Industries, Inc. Chief Financial Officer since April 2016 Vice President, Global Finance and CFO, Armstrong Building Products (2014 to April 2016)

Charles M. Chiappone	58

Armstrong World Industries, Inc.

Senior Vice President, Ceilings and Wall Solutions since April 2018 Senior Vice President, Ceilings Solutions (March 2016 to April 2018) Vice President of Global Marketing & Commercial Excellence,

Armstrong Building Products

(January 2012 to March 2016)

Mark A. Hershey	51

Armstrong World Industries, Inc.

Senior Vice President, Business Development since January 2020

Senior Vice President, General Counsel since July 2011

Chief Compliance Officer since February 2012

Secretary (July 2011 to June 2014; since April 2016)

Stephen F. McNamara	54	Armstrong World Industries, Inc. Vice President, Controller since July 2008

Ellen R. Romano	60	Armstrong World Industries, Inc. Senior Vice President, Human Resources since May 2013
*	Information in parentheses regarding previously held positions indicates either the duration the Executive Officer held the position or the year in which service in the position began.

All executive officers are elected by the Board to serve in their respective capacities until their successors are elected or until their earlier resignation or removal by the Board.

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COMPENSATION OF DIRECTORS

In establishing compensation for our nonemployee directors, including the overall value of compensation and the mix of cash and equity, the Board analyzes competitive market data and any underlying director compensation trends generally, and compares our program to those of similarly sized companies in comparable industries. The Board is compensated through a combination of cash and equity annual retainers. Nonemployee directors receive more than half of their annual retainer in equity in order to align their compensation with the interests of shareholders. Directors do not receive meeting fees or perquisites. The Board believes that this level of compensation supports the Company’s ability to attract directors with suitable backgrounds and experiences. A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any committee of the Board.

On an annual basis, the Governance Committee reviews the compensation program for nonemployee directors, including the 2008 Directors’ Stock Unit Plan, as amended (the “2008 Directors Stock Unit Plan”) and the 2016 Directors’ Stock Unit Plan, as amended (the “2016 Directors Stock Unit Plan”). The review includes an analysis of competitive market data and any underlying director compensation trends with assistance from an independent compensation consultant, as required. Following a review in 2020, in response to the COVID-19 pandemic and based upon a recommendation by the Governance Committee, the Board approved a reduction of 10% for the Annual Retainer (Cash) and Committee Chair Fees, each effective June 1, 2020 through December 31, 2020.

The following table describes the elements of the compensation program for nonemployee directors in 2020:

Director Compensation Program

Element	Amount	Terms

Annual Retainer (Cash)	$90,000* $140,000* (Chair)	paid in quarterly installments, in arrears

Annual Retainer (Equity)	$105,000 $145,000 (Chair)

annual (or pro-rated) grant of Director RSUs

•  2016 Directors Stock Unit Plan

•  vest at one year anniversary or earlier change in control if serving on such date

•  pre-2011 grants deliverable six months following end of service (except removal for cause)

•  2011 and later grants deliverable on date of end of service (except removal for cause)

•  one share per one unit upon delivery

•  no voting power until delivered

•  dividend equivalent rights

Committee Chair Fees**	$20,000* (AC; MDCC) $15,000* (FC; NGSRC)***	paid in quarterly installments, in arrears

Special Assignment Fees	$2,500 per diem ($1,250 for less than four hours)	may be paid in connection with: • one-on-one meetings with the CEO • plant visits • other non-scheduled significant activities approved by the Chair
*	Reduced by 10% effective June 1, 2020 through December 31, 2020

**	Committees: AC (Audit); FC (Finance); MDCC (Management Development & Development); NGSRC (Nominating, Governance & Social Responsibility)

***	At Mr. Templin’s request upon his appointment as Chair of the AC, he was paid a committee chair fee for his services as AC Chair but not as FC Chair

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COMPENSATION OF DIRECTORS (CONTINUED)

Annual grants for the equity portion of the retainer are effective as of the first business day following the date of the Annual Meeting, and the amount of each grant is determined by the NYSE closing price of our shares of Common Stock on that date.

Director Compensation Table – 2020

Name (a)	Fees Earned or Paid in Cash ($) (1)(b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)(f)	All Other Compensation ($) (g)(5)	Total ($) (h)

S. Askren	104,500	105,000	—	—	—	24,768	234,268

T. Huang	85,500	105,000	—	—	—	24,262	214,762

B. Loughran	85,500	105,000	—	—	—	1,862	192,362
L. McWilliams	133,000	145,000	—	—	—	25,451	303,451
J. Melville	99,750	105,000	—	—	—	15,307	220,057
J. Roberts(6)	45,000	—	—	—	—	18,748	63,748
W. Shurts	85,500	105,000	—	—	—	1,426	191,926
R. Templin	102,000	105,000	—	—	—	1,426	208,426
C. Thomas	85,500	105,000	—	—	—	7,653	198,153
(1)	Excludes amounts earned in fourth quarter of 2019 and paid in first quarter of 2020.
(2)

Represents amounts that are in units of our shares of Common Stock. The amounts reported represent the aggregate grant date fair value for Director RSUs granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our shares of Common Stock on the date of the grant. For the number of Director RSUs credited to each director’s account as of March 31, 2021, see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS, pages 27 and 28.

(3)	Directors do not receive stock options as part of their compensation for service on our Board.
(4)	Under the 2016 Directors Stock Unit Plan, directors may elect to defer the equity compensation that they receive as part of their compensation for services on our Board.
(5)	Represents cash dividend equivalent on vested and unvested stock units and phantom shares.
(6)	Elected not to stand for reelection as of the 2020 Annual Meeting. Information provided is as of the 2020 Annual Meeting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding shares of Common Stock as of March 31, 2021 or the date of any applicable reports filed by such persons or groups prior to that date. Beneficial ownership is determined in accordance with applicable rules of the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding(1)

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	6,834,039(2)	14.3%

Capital International Investors 333 South Hope Street, 55th Fl Lost Angeles, CA 90071	5,862,693(3)	12.3%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,231,848(4)	8.8%

Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112	3,712,200(5)	7.8%

The London Company 1800 Bayberry Court, Suite 301 Richmond, VA 23226	2,741,512(6)	5.7%

(1)	Based on 47,828,464 shares of the Company’s Common Stock outstanding as of March 31, 2021, as reported to the NYSE (62,639,609 shares reported, less 14,811,145 shares held in treasury).
(2)

On a Schedule 13G Amendment No. 4 filed on with the SEC on February 16, 2021, T. Rowe Price Associates, Inc. reported, as of December 31, 2020, that it had sole voting power with respect to 1,306,927 shares of Common Stock of the Company and sole dispositive power with respect to 6,834,039 shares of Common Stock of the Company, and T. Rowe Price New Horizons Fund, Inc. reported, as of December 31, 2020, that it had sole voting power with respect to 5,514,065 shares of Common Stock outstanding of the Company.

(3)

On a Schedule 13G Amendment No. 2 filed on with the SEC on February 16, 2021, Capital International Investors reported, as of December 31, 2020, that it had sole voting power and sole dispositive power with respect to 5,862,693 shares of Common Stock of the Company.

(4)

On a Schedule 13G Amendment No. 6 filed on with the SEC on February 10, 2021, the Vanguard Group—23-1945930 reported, as of December 31, 2020, that it had shared voting power with respect to 33,468 shares of Common Stock of the Company, sole dispositive power with respect to 4,159,329 shares of Common Stock of the Company and shared dispositive power with respect to 72,519 shares of Common Stock of the Company.

(5)

On a Schedule 13G Amendment filed with the SEC on February 10, 2021, Lazard Asset Management LLC reported that, as of December 31, 2020, it had sole voting power with respect to 2,551,657 shares of Common Stock of the Company and sole dispositive power with respect to 3,712,200 shares of Common Stock of the Company.

(6)

On a Schedule 13G Amendment No. 1 filed on with the SEC on February 16, 2021, The London Company reported, as of December 31, 2020, that it had sole voting power and sole dispositive power with respect to 2,448,525 shares of Common Stock of the Company, respectively, and shared dispositive power with respect to 292,987 shares of Common Stock of the Company.

26	AWI 2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Management and Directors

The following table sets forth, as of March 31, 2021, the amount of shares of Common Stock beneficially owned by all directors, the Company’s named executive officers (“NEOs”) as identified in the “COMPENSATION DISCUSSION AND ANALYSIS” section on page 28 and all directors and executive officers as a group in accordance with applicable SEC rules.

Name	Number of Common Shares Beneficially Owned	Number of Shares Subject to Options(1) Exercisable or Which Become Exercisable Within 60 Days		Total Number of Shares Beneficially Owned(2)	Restricted Stock Units(3) / Unvested Options	Total Common Shares Beneficially Owned Plus Restricted Stock Units and Unvested Options

Stan A. Askren	7,532	*	*	7,532	30,283	37,815

Charles M. Chiappone	26,725	—		26,725	18,301	45,026

Victor D. Grizzle	267,752	79,951		347,703	121,339	469,042

Mark A. Hershey	44,103	—		44,103	19,949	64,052

Tao Huang	—	*	*	—	30,184	30,184

Barbara L. Loughran	—	*	*	—	2,529	2,529

Brian L. MacNeal	48,150	3,740		51,890	18,150	70,040

Larry S. McWilliams	—	*	*	—	31,741	31,741

James C. Melville	4,229	*	*	4,229	19,128	23,357

John J. Roberts(4)	23,497	*	*	23,497	—	23,497

Ellen R. Romano	15,680	—		15,680	11,254	26,934

Wayne R. Shurts	1,064	*	*	1,064	1,465	2,529

Roy W. Templin	9,736	*	*	9,736	1,465	11,201

Cherryl T. Thomas	—	*	*	—	9,679	9,679

Directors and Executive Officers as a group (15 persons)(5)	464,040	86,444		550,484	323,039	873,523

(1)	Directors do not receive stock option grants under the 2008 Directors Stock Unit Plan, the 2016 Directors Stock Unit Plan or as part of the compensation program for directors.
(2)

No individual director or executive officer beneficially owns 1% of the shares of Common Stock outstanding as of March 31, 2021. The directors and executive officers as a group beneficially own approximately 1.8% of the shares of Common Stock outstanding as of March 31, 2021.

(3)

Represents, in the case of NEOs, unvested time-based restricted stock units (“NEO RSUs”) granted to them under the 2006, 2011 and 2016 Long-Term Incentive Plan, as applicable, and, in the case of nonemployee directors, vested and unvested stock units (Director RSUs) granted to them as part of their annual retainer for Board service that are not acquirable by the director within 60 days of March 31, 2021 under the terms of the 2008 Directors Stock Unit Plan and the 2016 Directors Stock Unit Plan. See Directors Aggregate Ownership table below for further information. Neither the unvested NEO RSUs nor the Director RSUs have voting power.

(4)	Elected not to stand for re-election at the 2020 Annual Meeting. Information provided is as of the 2020 Annual Meeting.
(5)	Includes amounts for Stephen F. McNamara, VP, Controller.

AWI 2021 Proxy Statement	27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Directors – Aggregate Ownership

The table below sets forth, as of March 31, 2021, additional detail as to each nonemployee director’s ownership and rights to ownership in the Company’s equity.

market	Common Shares	Vested Restricted Stock Units(1)	Unvested Restricted Stock Units(2)	Phantom Stock Units(3)	Total Equity(4)	Total Value(5)

Stan A. Askren	7,532	28,818	1,465	—	37,815	$3,406,753

Tao Huang	—	28,719	1,465	—	30,184	$2,719,277

Barbara L. Loughran	—	1,064	1,465	—	2,529	$227,838

Larry S. McWilliams	—	29,718	2,023	—	31,741	$2,859,547

James C. Melville	4,229	17,663	1,465	—	23,357	$2,104,232

John J. Roberts(6)	23,497	—	—	11,773	23,497	$3,177,474	(7)

Wayne R. Shurts	1,064	—	1,465	—	2,529	$227,838

Roy W. Templin	9,736	—	1,465	—	11,201	$1,009,098

Cherryl T. Thomas	—	8,214	1,465	—	9,679	$871,981

Total	46,058	114,196	12,278	11,773	172,532	$16,604,037

(1)

Under the terms of the 2008 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board service are not acquirable by the director until (i) for those Director RSUs granted prior to June 2011, the earlier of the six-month anniversary of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the 2008 Directors Stock Unit Plan); or (ii) for those Director RSUs granted during and after June 2011, on the date of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the 2008 Directors Stock Unit Plan). Under the terms of the 2016 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board Service shall vest (contingent upon the Director’s continued service as of such date) on the earlier of (i) the one-year anniversary of the grant; (ii) the death or total and permanent disability of the Director; or (iii) the date of any Change in Control Event (as defined in the Plan).

(2)

Under the terms of the 2008 Directors Stock Unit Plan, Director RSUs vest on the first anniversary of the grant date. Under the terms of the 2016 Directors Stock Unit Plan, the vested units will be acquirable by the Director, at the election of the Director: (i) at the vesting of the units at the one-year anniversary of the grant or (ii) at the time of the Director’s termination of service. All of the director RSUs listed in this column will vest on June 25, 2021. Amount excludes $908.30 in accrued dividends (non-interest bearing) for all directors except for the Chairman. Amount excludes $1,254.26 in accrued dividends (non-interest bearing) for the Chairman.

(3)

Phantom Stock Units awarded under the Company’s 2006 Phantom Stock Unit Plan (“Phantom Stock Unit Plan”) become payable (“Phantom Units Payment Date”) in cash on the earlier of the six-month anniversary of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the Phantom Stock Unit Plan). The cash payment amount will be equal to the number of units multiplied by the closing price of the shares of Common Stock on the stock exchange on which such shares are traded on the Phantom Units Payment Date.

(4)	Excludes Phantom Stock Units
(5)

Represents an amount equal to the sum of the number of shares of Common Stock beneficially owned, plus the number of vested and unvested Director RSUs, plus the number of Phantom Stock Units held, as applicable, multiplied by $90.09, which was the closing price of the shares of Common Stock of the Company on the NYSE on March 31, 2021.

(6)	Elected not to stand for re-election at the 2020 Annual Meeting. Information provided is as of the 2020 Annual Meeting.
(7)	Amount excludes $296,283.21 in accrued dividends (non-interest bearing).

28	AWI 2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Stock Ownership Guidelines

In accordance with our Corporate Governance Principles, each nonemployee director must acquire and then hold until six months following the end of his or her service, phantom units and/or shares of Common Stock equal in value to three times the director’s annual retainer at the time he or she joined the Board. Directors endeavor to reach that level of ownership within five years of joining the Board. All of the current directors who have served on the Board for at least five years have achieved this ownership requirement. For further details in stock ownership by nonemployee directors, see pages 27 and 28 of this proxy statement. As an officer of the Company, Mr. Grizzle is not subject to the stock ownership guidelines for nonemployee directors.

AWI 2021 Proxy Statement	29

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2021. In accordance with past practice, this selection will be presented to the shareholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our independent registered public accounting firm. The Audit Committee may reconsider its selection if the appointment is not ratified by the shareholders.

A representative of KPMG LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

30	AWI 2021 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee engaged KPMG LLP as the Company’s independent registered public accounting firm for 2021. In making this selection, the Audit Committee considered KPMG LLP’s qualifications, discussed with KPMG LLP its independence, and reviewed the audit and non-audit services provided by KPMG LLP to the Company.

Management of the Company has primary responsibility for preparing the Company’s financial statements and establishing effective internal control over financial reporting. KPMG LLP is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting based on the criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission. Accordingly, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2020 with the Company’s management. The Audit Committee reviewed and discussed with management the critical accounting policies applied by the Company in the preparation of those financial statements. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, and had the opportunity to ask KPMG LLP questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

The Audit Committee regularly considers the independence, qualifications and performance of KPMG LLP. Such consideration includes reviewing the written disclosures and the letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and discussing with KPMG LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2021.

Submitted by the Audit Committee Roy W. Templin (Chair) Stan A. Askren Barbara L. Loughran Wayne R. Shurts

AWI 2021 Proxy Statement	31

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for 2020 and 2019, as well as fees billed for other services rendered by KPMG LLP. All fees in 2020 and 2019 were pre-approved by the Audit Committee.

(amounts in thousands)	2020	2019

Audit Fees(1)	$3,539	$3,190

Audit Related Fees(2)	70	103

Audit and Audit Related Fees Subtotal	3,609	3,293

Tax Fees(3)	217	662

All Other Fees(4)	11	—

Total Fees	$3,837	$3,955

(1)

For both years audit fees are for services rendered in connection with the integrated audit of Armstrong’s consolidated financial statements as of and for the year then ended, for which a portion of billings occurred in the following years. For both years, audit fees were also incurred for reviews of consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and regulatory filings, and for 2019, services normally provided in connection with statutory filings. In addition, audit fees for 2020 include audit fees in connection with Armstrong’s Form 10-K/A filing and reissuance and dual dating of KPMG’s 2019 auditor’s report and the preparation of a written consent for a Registration Statement on Form S-8 related to the Armstrong World Industries, Inc. Inducement Award Plan.

(2)

For both years audit-related fees consisted primarily of fees for audits of financial statements of certain employee benefit plans. Fees for other matters with respect to non-U.S. statutory financial statements are included for 2019 only.

(3)	Tax fees were primarily for tax compliance, tax planning, advice on divestitures, technical assistance and consulting on both domestic and international matters.

(4)	Fees that do not fall within the categories set forth above. Fees in 2020 are for participation in executive education programs.

The Audit Committee has considered whether the provision by KPMG LLP of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining auditor independence, and has concluded that KPMG LLP was and is independent of the Company in all respects.

Audit Committee Pre-Approval Policy

The Audit Committee adheres to a policy that requires the Audit Committee’s prior approval of any audit, audit-related and non-audit services provided by the firm that serves as our independent registered public accounting firm. Pursuant to this policy, management cannot engage the firm for any services without the Audit Committee’s pre-approval. The Audit Committee delegates to the Audit Committee Chair the authority to pre-approve non-audit services for purposes of handling immediate needs, with a report to the full Audit Committee of such approvals at its next meeting. The policy complies with Section 10A(i) of the Exchange Act.

Auditor Tenure

Through more than 90 years of experience with Armstrong, KPMG LLP has gained institutional knowledge of and deep expertise regarding Armstrong’s global operations and businesses, accounting policies and practices, and internal control over financial reporting. We believe KPMG LLP’s aggregate fees are competitive with their peers because of KPMG LLP’s familiarity with our business.

32	AWI 2021 Proxy Statement

ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Company is seeking your advisory vote on our executive compensation program. The Company asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this proxy statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company has in the past sought approval from shareholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans, including the 2011 Long-Term Incentive Plan and the 2016 Long-Term Incentive Plan, make up a majority of the pay that the Company provides to our executives. Over the years, the Company has made a number of changes to its disclosures concerning executive compensation, as well as to its executive compensation programs, in response to shareholder input, including a number of enhancements mentioned in this proxy statement.

Our executive compensation program has played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our company.

We believe that our executive compensation program is structured appropriately to support our company and our business objectives.

Our Compensation Committee has developed and maintained a compensation program that is intended to: align executive interests with shareholders’ interest; link pay and performance by placing a significant portion of compensation “at risk” based on performance against pre-established goals; and provided a competitive level of compensation globally to enable access to high-quality executives in a competitive way.

As reflected in the total shareholder return components of our new program, if the value we deliver to our shareholders increases, so does the compensation we deliver to our executives.

We maintain strong corporate governance over our executive pay programs. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices

Our Compensation Committee, our Chief Executive Officer, and our head of Human Resources engage in a talent review process annually to address succession and executive development for our CEO and other key executives.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT

AWI 2021 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

In this compensation discussion and analysis (“CD&A”) section, we review the objectives and elements of our executive compensation philosophy, as well as the Company’s performance and compensation decisions in 2020 relating to our named executive officers (“NEOs”) who are:

Victor D. Grizzle President and CEO

Brian L. MacNeal Senior Vice President and CFO

Charles M. Chiappone Senior Vice President, Ceiling & Wall Solutions

Mark A. Hershey Senior Vice President, General Counsel & Business Development

Ellen R. Romano Senior Vice President, Human Resources

OUR COVID-19 RESPONSE

In response to the COVID-19 pandemic, we followed and continue to follow guidelines from health authorities throughout all of our facilities. We implemented and continue to maintain preventative measures that include working remotely, providing personal protective equipment (including masks), limiting group meetings, enhancing cleaning and sanitizing procedures, and social distancing. We developed and continue to execute contact tracing procedures when a COVID case occurs in our workplace. Employees who can meet the requirements of their role and our customer commitments by working remotely are doing so. A significant portion of our workforce began teleworking in mid-March 2020 and currently continue to telework. Early in the pandemic, we implemented an Emergency Paid Leave policy that granted additional paid time off for any employee who needed to miss work due to COVID-19-related reasons during 2020. We updated the leave policy to include pay for time required for vaccination in 2021. Through these measures and the dedicated efforts of our employees, particularly our production employees in our manufacturing facilities, we prevented service disruption and maintained high customer service levels, while keeping our employees safe and employed.

Our Board and Compensation Committee took several actions relative to compensation plans in response to the pandemic.

•

Our Compensation Committee effected a voluntary base salary reduction of 10% for the CEO and 5% for other NEOs, effective June 1, 2020 through December 31, 2020. Salaries were restored on January 1, 2021.

•

Our Board approved a revised annual operating plan in July 2020 in recognition of challenging market conditions due to COVID-19. Our Compensation Committee then revised the Annual Incentive Plan (“AIP”) design for the broad-based employee population, moving to a single metric of EBITDA at a target of $320 million. The modified AIP measuring EBITDA only was designed to provide eligible employees with an incentive opportunity for achieving results based on performance goals under the adjusted operating budget. Details on the redesigned AIP for broad-based employees found on page 44 of this proxy statement. Payout under the redesigned AIP for 2020 for the broad-based employee population under the revised plan was 64%. No change was made to the Annual Incentive Plan design for the CEO and other NEOs.

•

At year end, our Compensation Committee and Board considered financial performance, as well the Company’s operational performance, along with efforts to effectively lead through the pandemic, protect employees and ensure the Company’s strategic initiatives were accomplished for the year in order to position the Company for continued success in the future. Based on these and other factors, our Committee and Board exercised discretion and approved a payout of 56% for CEO and NEOs. Details on payments found on page 45 of this proxy statement.

•

Our Board effected a 10% reduction to non-employee director compensation, specifically to the annual cash retainer and committee chair fees for non-employee directors, effective June 1, 2020 through December 31, 2020. These reductions to non-employee director compensation were restored on January 1, 2021.

34	AWI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

EXECUTIVE SUMMARY

Business Overview

We are a leading producer of ceiling and wall systems for use in the construction and renovation of commercial and residential buildings. We design, manufacture and sell ceiling and wall systems, primarily systems composed of mineral fiber, fiberglass wool, metal, wood, wood fiber, glass-reinforced-gypsum and felt in the Americas.

Our fiscal year 2020 key performance highlights included:

•	Adjusted EBITDA*: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $330 million, a 18% decrease over 2019, driven by a significant decrease in net sales resulting from pandemic-related delays in construction and renovation activity within both segments during the second through fourth quarters of 2020. In response to challenging market conditions, we executed on $40M of cost reduction initiatives, temporarily suspended our share repurchase program, reduced capital expenditures and lowered discretionary spending including compensation, travel and marketing expenses.

•	Consolidated Net Sales: Net sales decreased by 10% over 2019, driven by a significant decrease in construction and renovation activity within both segments during the second through fourth quarters of 2020 due to the pandemic. Specifically, we noted delays in construction and renovation activity resulting from government mandated shutdowns, with the most significant impacts in major metropolitan areas heavily impacted by COVID-19, many of which represent key sales territories for our business.

•	Adjusted Free Cash Flow (“FCF”)*: $212 million of FCF, defined as cash flow from operations minus cash flow used for investing activities, a 13% decrease over 2019, driven by the decrease in earnings.

•	Adjusted Earnings Per Share (“EPS”)*: Adjusted EPS of $3.63, a 24% decline over 2019, driven by the decrease in earnings.

•	Total Shareholder Return (“TSR”): 13.2% for the 2018-2020 performance period.

•	Business Development/ M&A: In July, we acquired TURF Design, Inc. Turf is a leading designer and fabricator of acoustic felt ceiling and wall products based in Chicago, Illinois. In August, we acquired Moz Design, Inc., a designer and fabricator of custom architectural metal ceilings, walls, dividers, and column covers based in Oakland, California. In December, we acquired Arktura LLC. Arktura is a leading designer and fabricator of specialty architectural solutions, including metal and felt ceilings, walls and partitions, based in Los Angeles, California.

•	Share Repurchases: We temporarily suspended our share repurchase program during the first quarter of 2020 in response to uncertainties surrounding COVID-19. We restarted the program in October 2020. During 2020, we repurchased 0.5 million shares of our common stock for a total cost of $44.4 million.

•	Dividends: We continued our quarterly dividend program and paid dividends totaling $0.81 per share in 2020.

•	Digitalization: In 2020, we continued to use digitalization to get closer to our customers, focusing on building solutions and experiences that are collaborative and self-serve. We expanded on our set of customer self-serve digital tools to enable accelerated quoting of our specialty products, seamless conversion of quotes to orders, and simplified order tracking. We introduced a new service, ProjectWorksTM, revolutionizing the way contractors estimate ceiling system costs. We also designed and launched an entirely new e-commerce platform, KanopiTM, to access and service renovation needs across a broad category of end users. The new kanopi site drives demand, and provides support on product selection, ordering and installation services, www.kanopibyarmstrongceilings.com.

•	Product launches: We launched 35 new products in 2020, exceeding our previous five-year average launch rate of 24 per year. As part of our Healthy Spaces initiative in response to COVID-19, we launched our “24/7 Defend” portfolio to address the need for healthier, safer spaces and improved indoor air quality.

AWI 2021 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Please also see our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 23, 2021.

*

The Company uses these non-GAAP adjusted measures in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. Adjusted EBITDA and Adjusted EPS exclude certain acquisition related expenses (i.e. changes in the fair value of earnouts, deferred compensation accruals, impact of adjustments related to the fair value of inventory and deferred revenue) for recent acquisitions. The deferred compensation accruals are for cash and stock awards that will be recorded over the vesting period, as such payments are subject to the sellers’ and employees’ continued employment with the Company. Examples of other excluded items include plant closures, restructuring charges and related costs, impairments, separation costs, environmental site expenses and related insurance recoveries, endowment level charitable contributions, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2021. Adjusted FCF is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, legacy environmental matters and litigation, and the cash impact of certain other non-recurring extraordinary items outside of the normal course of our business operations. Please refer to Annex A for a reconciliation of these non-GAAP financial measures to our results as reported under accounting principles generally accepted in the U.S. (“GAAP”).

2021 Priorities

Fiscal year 2021 key priorities include:

•	Profitable Revenue Growth: Driving revenue growth in our mineral fiber and architectural specialties segments by leveraging our existing capabilities, through the acquisition of new capabilities, and by focusing on broader ceilings and wall market opportunities
•	EBITDA: Achieving EBITDA growth through sales gains, Architectural Specialties (“AS”) volume contribution, manufacturing productivity, and increased contributions from WAVE.

•	Capabilities: Enhancing our manufacturing, commercial and digital capabilities and expanding our commercial sales capacity to align with broader market opportunities, through ongoing digitalization and other efficiency initiatives.

•	Operational Efficiency: Continuing to pursue productivity, efficiency and working capital improvements in our manufacturing operations.

•	Capital Allocation: Allocating capital to high return opportunities, continuing to invest in innovation and productivity initiatives, as well as value-creating acquisitions and business opportunities, and returning excess capital to our shareholders.

•	Investments in Digitalization: Enabling customer productivity with digital optimization tools and solutions, including expanded connectivity and self-service options. Rapidly expanding our kanopi e-commerce platform with new tools and features to drive demand, support the customer buying journey and extend installation offerings.

•	Healthy Spaces: Designing and launching safe and healthy solutions to make a difference in the places where people live, work, learn, heal and play.

•	Business Development / M&A: Continuing to expand into adjacencies in our Architectural Specialties segment, and focusing on acquisition and partnership opportunities to enhance our offerings and capabilities in key product categories, including Healthy Spaces, and related design applications.

•	Sustainability: Continuing the design implementation and communication of a comprehensive sustainability program to address the interests of our key stakeholders, namely our shareholders, employees, customers and communities, and enable our growth strategies. Our Sustainability Ambition is to lead a transformation in the design and building of spaces fit for today and for tomorrow.

2020 Compensation Plan Design

Our Compensation Committee regularly reviews our compensation plans and, in anticipation of 2020, determined to generally continue and maintain the

36	AWI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

design established in prior years. Our plans are designed to directly link compensation to meaningful achievements in Company performance.

•	Annual Incentive Plan: Our 2020 AIP continued to utilize revenue and EBITDA as the performance metrics for Company results. These measures align to key elements of our operating plan and financial goals, including revenue growth, manufacturing productivity and competitive SG&A expense, and are strong indicators of our overall operating performance. In July 2020, our Compensation Committee approved a redesign of our AIP for broad-based employees measuring EBITDA as the sole metric. Our NEOs were excluded from eligibility under the redesigned AIP.

•	Long-Term Incentive Program (“LTIP”): Our 2020 LTIP executive grants continued to be comprised of performance-based restricted stock units (“PSU”), with performance metrics based on absolute total shareholder return (“Absolute TSR”) and cumulative FCF, as well as Mineral Fiber Volume (“MFV”), a new metric for 2020. Our Compensation Committee selected Absolute TSR as a metric in our LTIP because it believes Absolute TSR most directly captures shareholder value creation, while providing senior management with the flexibility and levers needed to drive meaningful performance improvement. Our Compensation Committee selected FCF as a performance metric in the LTIP because it believes FCF growth is a strong indicator of value-creating activities over the performance period. Our Compensation Committee added MFV as a performance metric in the LTIP because of the strategic importance of volume growth in our mineral fiber business. The 2020 grants, intended to compensate for long term value creation, have a three-year performance period, challenging targets with meaningful payout upside for breakout performance, and a payout scale that includes significant performance hurdles. These plan features, and others as described in more detail in this CD&A, are all designed to strongly align the interests of management with those of shareholders, and to provide strong incentives for performance and growth consistent with our strategic plan. We did not grant time-based restricted stock units to our executive officers in 2020.

Shareholder Engagement

In 2020, we continued to engage with our shareholders to seek their perspectives on corporate governance, our executive compensation program, sustainability and other matters. We conducted formal outreach over the course of the year with shareholders representing approximately 39% of our outstanding shares at the time of outreach. These discussions were conducted by Mark Hershey, our Senior Vice President, General Counsel & Business Development, and Ellen Romano, our Senior Vice President, Human Resources, and complemented our regular quarterly informal outreach initiatives led by our Investor Relations team. Detailed summaries of these discussions were shared with the Compensation Committee and our Nominating, Governance and Social Responsibility Committee, which considers and incorporates shareholder feedback in our governance processes. Our outreach discussions in 2020 focused primarily on our sustainability initiatives, our actions in response to COVID-19, and our LTIP performance metrics. We believe that our 2020 nonbinding shareholder advisory vote on executive compensation approval vote of 96% reflects strong shareholder support for the design and outcomes of our executive compensation program. Shareholder communications and inquiries are shared with Company management and with the Chairs of the Board and its Committees, as appropriate. In 2020, in response to certain communications or inquiries, members of Company management and our Board engaged in discussions with shareholders to discuss topics relating to corporate governance and executive compensation.

Our Executive Compensation Philosophy, Objectives, Elements and Characteristics

Compensation Philosophy and Objectives

Our long-term success and growth depend on highly capable leaders with appropriate experience and skills to deliver our strategy in a volatile and challenging market environment. Our executive compensation program is designed to attract, motivate and retain those leaders. In developing and maintaining this program, our Compensation Committee focuses on the following key objectives:

•	Aligning executive interests with shareholder interests.

AWI 2021 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	Creating a strong link between pay and performance by placing a significant portion of compensation ‘‘at risk’’ based on performance against pre-established goals.
•	Structuring sufficiently competitive compensation packages to enable access to high-quality executives in a highly competitive talent environment.

Compensation Elements

In 2020, we executed our compensation philosophy by providing compensation opportunities through a combination of: (a) fixed compensation, including (i) base salaries, (ii) benefits and (iii) select perquisites; and (b) performance-based compensation, including (i) cash incentive awards under our Annual Incentive Plan, and (ii) grants of PSUs under our 2016 Long-Term Incentive Plan (our omnibus equity award plan).

Type	Compensation Elements	Form and Objective	Further Information	Key 2020 NEO Actions
Base Salary

•  Delivered in cash

•  Provides reasonable, market competitive fixed pay delivered to each NEO, and reflects his or her role, responsibility, individual performance and contribution to the Company

•  Generally set at market median

• 2020 Base Salary changes for our NEOs are presented on page 43

•  NEOs received merit increases averaging 4.7%, effective April 1, 2020. In response to the impact of COVID-19 pandemic, the Compensation Committee approved a 10% reduction in base salary for Mr. Grizzle and 5% reduction in base salary for all other NEOs, effective June 1, 2020 through December 31, 2020.

Benefits

•  Standard range of health, welfare, and retirement benefits generally similar to those provided to other salaried employees, except that executives:

•  are eligible to receive enhanced Company-paid long-term disability benefits; and

•  are eligible for non-qualified retirement benefits

Select Perquisites

•  Personal financial counseling at a cost generally less than $4,500 per NEO

•  Executive physicals at a cost generally less than $5,000 per NEO

•  Executive long-term disability at a cost generally less than $5,000 per NEO

Annual Incentive Plan (AIP)

•  Delivered in cash

•  Provides an annual incentive opportunity for achieving financial results based on performance goals tied to our annual operating plan

•  Drives selected target metric performance

•  Payouts are tied to Company and individual performance, including leadership behaviors

•  Target opportunity generally set at market median

			• AIP was based on revenue and EBITDA (as described on page 44)	• Threshold was not met under the AIP for our NEOs. Our Compensation Committee exercised discretion and approved performance at 56% of target.
Long-Term Incentive Program (LTIP)

•  Delivered in 100% PSUs for 2020

•  Drives and promotes long-term value-creation for our shareholders, and fosters retention, by rewarding execution and achievement of goals linked to our longer term strategic initiatives and stock performance

•  Target opportunity generally set at market median

•  In 2020, our Compensation Committee awarded 3-year PSUs tied to Absolute TSR FCF, and MFV

			• LTIP performance goals were based on FCF, MFV and Absolute TSR (as described on page 46)	• NEOs were granted PSU awards in 2020 with target values ranging from 100% to 411% of base salary.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Characteristics

At the direction of our Compensation Committee, we subscribe to a “pay-for-performance” philosophy. Our compensation program maintains the following attributes:

•	Compensation at Risk – A significant amount of each NEO’s target total direct compensation (“TDC”), composed of base salary and short- and long-term incentive compensation, depends on the Company and the NEO achieving specific, performance-based results. Our NEOs’ short- and long-term incentive compensation is, therefore, “at risk” as the value is tied to the achievement of financial and/or other measures that the Company considers to be important drivers of shareholder value.

•	Multiple and Appropriate Performance Metrics – We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single metric. In 2020, we used FCF, Absolute TSR and MFV as performance metrics for our LTIP grants for the 2020-2022 performance period in order to maintain a focus on longer-term results that drive shareholder value. We used revenue and EBITDA as performance metrics in our AIP. These measures align to key elements of our operating plan and financial goals, including revenue growth, manufacturing productivity and competitive sales and general and administrative expense levels. Each of these measures is a strong indicator of our overall operating performance.

•	Emphasis on Long-Term Incentive and Annual Incentive Compensation – Short- and long-term incentive compensation comprises a significant percentage of TDC. Incentive compensation helps drive performance and aligns the interests of employees (including the NEOs) with those of shareholders. By tying a significant portion of TDC to long-term incentives over a three-year period, we promote longer-term perspectives regarding Company performance.

•	Recoupment – We may recoup certain stock-based and cash awards distributed under our 2016 Long-Term Incentive Plan and Annual Incentive Plan, including to our NEOs, in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws; or certain misconduct causing significant financial or reputational harm to the Company.

•	Prohibition on Derivative Transactions – Our insider trading policy prohibits derivative transactions in our shares of Common Stock, including trading in puts, calls, covered calls, or other derivative products involving our securities; prohibits engaging in any hedging transaction with respect to our securities; and prohibits holding company securities in a margin account or pledging our securities as collateral for a loan.

•	Stock Ownership Guidelines – Our NEOs are subject to stock ownership guidelines, which help to promote longer-term perspectives and align interests with those of our long-term shareholders. The required ownership multiple is six times annual base pay for our CEO, and three times annual base pay for all other NEOs. As of December 2020, all of our NEOs had met their ownership requirements.

•	Linear and Capped Incentive Compensation Payouts – Our Compensation Committee establishes financial performance goals that are used to plot a payout formula for annual and long-term incentive compensation to avoid an over-emphasis on short-term decision making. Annual incentive plan payouts are capped at 200% of target and Long-term PSUs are capped at 270% of target.

•	Change in Control (“CIC”) Double-Trigger – Our CIC agreements include double-trigger vesting provisions for equity grants upon a change in control.

•	No Tax Gross-Ups – We do not have plans or agreements that provide tax gross-ups to our NEOs under Section 280G of the Internal Revenue Code.

•	Holding Requirements – Post-vesting holding requirements apply for amounts payable above target under the 2018, 2019 and 2020 performance-based equity grants awarded to Messrs. Grizzle, MacNeal and Chiappone. If earned, the shares earned above target must be held for one year following the vesting date.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following table illustrates how our executive compensation elements align with our compensation objectives.

Executive Compensation Element	Attract Talented Employees	Align Management and Shareholder Interests	Pay for Performance	Motivate and Retain Management

Base Salary	✓			✓

Annual Incentive (AIP)	✓	✓	✓	✓

Long-Term Incentive (LTIP)	✓	✓	✓	✓

HOW WE MAKE COMPENSATION DECISIONS

Our Compensation Committee is responsible for executive compensation program design and the decision-making process relative to NEOs specifically, and broadly, as these programs apply to other senior leaders and participating employees. The Compensation Committee solicits input from the independent members of the Board, our CEO, other members of management and its independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

Roles of Key Participants

Compensation Committee

•  Sets the philosophy and principles that guide the executive compensation program;

•  Oversees the design of our executive compensation program in the context of our culture, competitive practices, the legal and regulatory landscape, and governance trends;

•  Reviews and approves short- and long-term incentive compensation design, including performance goals and the reward consequences for delivering above or below target performance;

•  Reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO, evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to be ratified by the independent directors based on the evaluation; and

•  Oversees the evaluation of the other executive officers and approves their compensation in collaboration with the CEO.

Independent Members of the Board	• Participate in the performance assessment process for the CEO; and • Review and approve decisions regarding CEO compensation, including base salary, AIP and LTIP awards for the CEO.
Committee Consultant – Willis Towers Watson

•  Provides analysis, advice and recommendations with regard to executive compensation;

•  Attends Compensation Committee meetings, as requested, and communicates between meetings with the Compensation Committee Chair and other Committee members; and

•  Advises the Compensation Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs.

CEO	• Provides input to the Compensation Committee on senior executive performance and compensation recommendations (except with respect to his own performance and compensation).

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Independent Compensation Consultant

In July 2020, our Compensation Committee renewed the engagement of Willis Towers Watson as its independent consultant on executive compensation matters.

Willis Towers Watson also serves as our Pension Plan Actuary in Canada (an arrangement that has been in place for several years, prior to Willis Towers Watson becoming the Compensation Committee’s consultant). Typical actuary annual fees are $40,000. We also purchase select compensation and HR survey data from the firm. Willis Towers Watson does not perform any other services for the Company. At the request of the Compensation Committee, in addition to providing general executive compensation advice, Willis Towers Watson performed the following services relating to 2020 compensation decisions:

•	advised on the design considerations with respect to the 2020 short- and long-term incentive programs to ensure appropriate linkage between short- and long-term performance and pay;

•	advised the Compensation Committee on the composition of a revised peer group;

•	advised the Compensation Committee on setting the CEO’s compensation; and

•	provided an update on current compensation trends, market practices and relevant executive compensation legislation.

The Compensation Committee determined the work of Willis Towers Watson did not raise any conflicts of interest in 2020. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act and corresponding rules of NYSE, including the fact that Willis Towers Watson provided limited other services to us, the level of fees received from us as a percentage of Willis Towers Watson’s total revenue, policies and procedures employed by Willis Towers Watson to prevent conflicts of interest, and whether the individual Willis Towers Watson advisors to the Compensation Committee own any shares of Common Stock or have any business or personal relationships with members of the Compensation Committee or our executive officers.

After considering all of the factors provided in the SEC and the NYSE rules and all other factors relevant to Willis Towers Watson’s independence, the Compensation Committee has determined Willis Towers Watson is independent.

Use of Competitive Data

In setting NEO compensation, the Compensation Committee considers independent survey data, peer compensation data, tally sheets, wealth accumulation analyses and related benchmark information.

Annual Compensation Benchmarking

Annually, the Compensation Committee reviews all components of NEO compensation compared to the Competitive Market (defined below) data.

In general, we target NEO pay to be at or near the 50th percentile of our defined Competitive Market, but we may deviate from this target based on an individual’s performance or internal equity with peers situated at similar levels, or to attract the required level of business knowledge and leadership needed to achieve our strategic objectives.

The principal sources of market data include the following (“Competitive Market”):

•	Survey data (all NEOs), including surveys by Aon and Willis Towers Watson; and

•	Peer Group data (CEO and CFO) (“Peer Group”)

Consideration of 2020 Advisory Shareholder Vote on Executive Compensation

At our 2017 annual meeting, our shareholders expressed a preference that advisory votes on executive compensation occur every year. Accordingly, the Board implemented an annual advisory vote on executive compensation until the next required vote on the frequency of shareholder votes on the compensation of executives. That vote is scheduled to occur at the 2023 annual meeting. Our most recent advisory shareholder vote on executive compensation took place at the 2020 annual meeting.

Our Board and Compensation Committee appreciate and value the views of our shareholders with respect to our executive compensation program. The favorable (96%) results of the 2020 advisory vote on executive compensation, provided further support to the Compensation Committee that

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

our executive compensation programs have been effective in implementing our stated compensation philosophy and objectives in a manner consistent with shareholder preference.

The Compensation Committee recognizes executive pay practices and notions of sound governance principles continue to evolve. While no specific changes were implemented as a result of the 2020 advisory vote, the Compensation Committee intends to continue to monitor trends and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board. Please refer to “COMMUNICATION WITH THE BOARD” on page 13 for further information about communication with the Compensation Committee of the Board.

Peer Group

The Compensation Committee uses compensation data compiled from a group of peer companies based on a number of pre-established criteria, including business model comparability, company size measured by both revenue (approximately one-half to two times the Company’s annual revenue) and market capitalization, geographic presence and investment capital.

In 2020, our Compensation Committee again reviewed our compensation Peer Group. The Committee removed OMNOVA Solutions Inc., because they were acquired in early 2020 by Synthomer USA, LLC, and replaced them with Patrick Industries, Inc.

Our current compensation Peer Group consists of the following 18 manufacturing companies:

Allegion PLC	Herman Miller Inc.	PH Glatfelter Inc.
Apogee Enterprises, Inc.	Interface, Inc.	Quanex Building Products Corp
Eagle Materials Inc.	Knoll, Inc.	Simpson Manufacturing Co., Inc.
Ferro Corporation	Kraton Performance Polymers Inc.	Trex Company, Inc.
GCP Applied Technologies, Inc.	Masonite International Corporation
Gibraltar Industries, Inc.	Patrick Industries, Inc.
Griffon Corporation	PGT Innovations, Inc.

Tally Sheets and Wealth Accumulation Analyses

The Compensation Committee uses tally sheets and wealth accumulation analyses when evaluating compensation-related decisions for each NEO.

•	Tally sheets provide historical information on each executive’s equity and non-equity compensation, and other compensation such as potential payments upon termination of employment.

•	Wealth accumulation analysis assesses the total Company-specific wealth that could be earned by each NEO given certain stock price assumptions.

Compensation Mix

To facilitate the link between NEO pay and Company performance, a significant amount of TDC is performance-based and “at risk.”

In 2020, 84% of our CEO’s target TDC, and 65% of the average target TDC of our other NEOs, was variable and “at risk.” The following chart shows the 2020 compensation mix, consisting of base salary, performance-based AIP, and PSUs as the LTIP grants.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2020 COMPENSATION DESIGN AND OUTCOMES

Base Salary

In 2020, the Compensation Committee reviewed the base salaries of our NEOs. After consideration of the competitiveness of each NEO’s base salary compared to the Competitive Market, the Compensation Committee increased base salaries for each of our NEOs. Pay increases were approved during the Compensation Committee meeting held in February 2020 effective April 1, 2020.

In response to the impact of the COVID-19 pandemic, our Compensation Committee approved a voluntary reduction of 10% in the base salary for Mr. Grizzle and a voluntary reduction of 5% in the base salaries for all other NEOs, effective for the period from June 1, 2020 through December 31, 2020. These base salary reductions were reinstated effective January 1, 2021.

The table below represents the base salary rates as of January 1, 2021 when the salary reductions were reinstated. This information differs from the Summary Compensation Table (“SCT”), which reflects the total base salary received for the year.

Name	2019 Salary $	2020 Salary $	Change in Base Salary

Victor D. Grizzle(1)	800,000	900,000	12.5%

Brian L. MacNeal	446,250	457,410	2.5%

Charles M. Chiappone	441,000	452,030	2.5%

Mark A. Hershey	435,950	449,030	3.0%

Ellen R. Romano	328,430	338,280	3.0%
1)	The April 2020 adjustment to Mr. Grizzle’s base salary was designed to align his base salary with market median and to recognize his development and growth.

Annual Incentive Plan Awards

AIP awards provide an annual incentive opportunity for achieving financial results based on short-term performance goals tied to the Company’s annual operating plan.

Each NEO’s target AIP opportunity (expressed as a percent of base salary) is based on the NEO’s role, responsibility and alignment with similar internal positions and the external Competitive Market. Actual payout varies based upon actual business performance relative to performance target, as well as individual performance.

For 2020, AIP awards were determined based on the following formula, measures and weightings all subject to the approval of our Compensation Committee.

2020 AIP Design

Base Salary Earnings $	x	Target AIP Opportunity %	=	Target AIP $	x	Company Performance %	x	Individual Performance %	=	Annual AIP Payout $

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2020 Target AIP Opportunity

2020 target AIP opportunities (expressed as a percentage of actual base salary earnings) for NEOs are set forth in the table below. The target AIP opportunity percentages are the same as for 2019.

Name	Target AIP % Opportunity	Target AIP $

Victor D. Grizzle	100%	822,500

Brian L. MacNeal	60%	264,767

Charles M. Chiappone	60%	261,653

Mark A. Hershey	60%	259,598

Ellen R. Romano	55%	179,273

2020 AIP Performance Metrics

Our Compensation Committee selected revenue and EBITDA as AIP performance metrics in order to create strong alignment with shareholders and reflect key measures of value creation. Revenue was weighted 30% and EBITDA was weighted 70%.

These performance metrics align to key elements of our operating plan and financial goals, including revenue growth, manufacturing productivity and competitive sales, general and administrative expense levels, and they are strong indicators of our overall operating performance.

For purposes of the 2020 AIP, the Compensation Committee defined: (i) revenue to be gross sales minus returns, discounts and allowances and minus intercompany sales, and (ii) EBITDA to be operating income plus depreciation and amortization plus non-cash pension impact, subject to certain exceptions. The definitions of these metrics did not change from the prior year. In early 2020 the Compensation Committee established an AIP revenue target of $1,118 million and an AIP EBITDA target of $440 million, both of which were directly tied to the annual operating plan previously approved by our Board. These targets applied to all NEOs and were approved prior to the COVID-19 pandemic.

In connection with those targets, the Compensation Committee also established the following performance ranges and associated payout ranges for the 2020 AIP. The Company’s performance was converted to a corresponding payout factor on a straight-line basis between threshold and target and between target and maximum. AIP payouts are capped at 200%. These performance ranges and threshold applied to all of our NEOs and were approved prior to the COVID-19 pandemic.

	Target $ (in millions)			Performance as % of Target			Payout

	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum

Revenue (weighted 30%)	1,061.0	1,118.0	1,154.0	95%	100%	103%	50%	100%	200%

EBITDA (weighted 70%)	408.0	440.0	460.0	93%	100%	105%	50%	100%	200%

In July 2020, our Board of Directors approved a revised annual operating plan. The Compensation Committee then revised AIP design for our eligible broad-based employee population moving to a single metric of EBITDA at a target of $320M; performance range and associated payout range for the revised 2020 AIP is below.    The metric was solely EBITDA, together with an incentive relating to successful merger and acquisition activity. Based on final company results of $325M EBITDA, the resulting payout factor for the broad-based employee population was 56%. Together with the incentive for successful merger and acquisition activity, the resulting final payout factor was 64% for the broad-based employee population. Our NEOs and senior leadership team were excluded from eligibility under the redesigned AIP. The Compensation Committee exercised discretion at year-end for our NEOs based on overall company performance and other factors.

	Target $ (in millions)			Performance as % of Target			Payout

	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum

EBITDA (weighted 100%)	304.0	320.0	336.0	95%	100%	105%	30%	50%	70%

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2020 Performance and Payout Factors

Due primarily to the significant decrease in net sales resulting from delays in construction and renovation activity impacting both of our segments during the second through fourth quarters of 2020 as a result of the COVID-19 pandemic, actual 2020 revenue and EBITDA performances were below payout thresholds initially established for AIP. In determining to exercise its discretion and the level of AIP payouts to be made to NEOs, the Compensation Committee considered financial performance under the revised plan, as well the Company’s operational performance, along with efforts to effectively lead through the pandemic, protect employees and ensure the Company’s strategic initiatives were accomplished for the year in order to position the Company for continued success in the future.

More specifically the Compensation Committee considered among other factors, the speed and scope of our response to the pandemic, the work and results on retention and care of our employees, the nature and extent of cost saving initiatives, the breadth, complexity and impact of our business development and M&A activities, and the design, advancement and execution of key strategic themes and initiatives, including the following notable accomplishments:

•	Minimized customer service disruption and maintained high service levels while deploying broad measures designed to keep employees safe and employed;

•	Institution of a COVID-19 emergency leave policy for the benefit of all employees, and made physical changes to plants and corporate campus facilities to enable safe work environment;

•	Engagement of a new team to focus on the Healthy Spaces market opportunity;

•	The accelerated launch of the “24/7 Defend” portfolio to address the need for healthier, safer spaces and improve indoor air quality;

•	The completion of three acquisitions (Turf, Moz and Arktura) in 2020 collectively adding $100M of revenue;

•	The introduction of a new service, ProjectWorksTM, revolutionizing the way contractors estimate ceilings system costs;

•	The launch of a new digital e-commerce platform, kanopi;
•	The advancement of an enterprise-wide Sustainability program; and

•	The execution of $40M of cost reduction initiatives without furloughs or employee benefit cuts.

In consideration of these and other accomplishments, our Compensation Committee exercised its discretion to approve an AIP payout factor of 56% for our NEOs for 2020, which payout factor aligned to the payout determined for our broad-based employee population for EBITDA performance under the redesigned AIP.

2020 Individual Performance

The Board and the Compensation Committee also considered individual performance when finalizing AIP awards for the CEO and other NEOs. The Compensation Committee modified the AIP payout for Mr. MacNeal by applying an 85% individual performance modifier based on an assessment of individual performance, resulting in an adjusted payout factor of 48%. Performance modifiers were not applied to any other NEO.

2020 Final AIP Awards

The Compensation Committee determined the final 2020 AIP payouts by multiplying each NEO’s target AIP opportunity by the final weighted payout factors as outlined below.

Name	Target AIP $	Payout Factor	2020 Final AIP Award $

Victor D. Grizzle	822,500	56%	460,600

Brian L. MacNeal(1)	264,767	56%	126,030

Charles M. Chiappone	261,653	56%	146,530

Mark A. Hershey	259,598	56%	145,380

Ellen R. Romano	179,273	56%	100,400
(1)	The final AIP award for Mr. MacNeal reflects a reduction in payout of $22,240 as a result of an applied individual performance modifier of 85%.

Long-Term Incentive Program Awards 2020-2022 Performance Period

The goal of our LTIP is to provide equity-based long-term incentive awards that link management interests to shareholder returns and focus management on our long-term performance.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In determining the LTIP award opportunity for the CEO and other NEOs, our Board and Compensation Committee consider a number of factors, including the Competitive Market, internal equity and cost (dilution and accounting cost), as well as tally sheet and wealth accumulation analyses.

LTIP awards for a given year are typically made two business days following the release of our financial results for our prior fiscal year. This governance practice is designed to allow the equity markets to absorb the announcement of earnings and performance guidance.

The 2020 LTIP grants for the 2020 – 2022 performance period consisted of awards based on achievement of Absolute TSR (60% of the award), FCF (30% of the award) and MFV (10% of the award).

Messrs. Grizzle, MacNeal and Chiappone have post-vesting holding requirements for amounts payable above target for the 2020 performance-based equity grants. If earned, the shares earned above target must be held for one year following the vesting date.

2020 LTIP Performance Metrics and Weighting

The number of shares eligible to vest under the 2020 LTIP awards is based on the achievement of applicable performance targets relative to Absolute TSR, FCF and MFV targets during the performance period (January 1, 2020 to December 31, 2022). The grants, intended to compensate based on long-term value creation, have a three-year performance period to allow a reasonable timeframe for value creation, challenging targets with substantial payout upside for breakout performance and a payout scale that defines meaningful performance hurdles. The PSUs for the NEOs can vest 53% of target at threshold performance to 270% of target at maximum performance. There is no payout below threshold performance.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Absolute TSR tracks the appreciation in share price of the Company’s Common Stock, including dividends, and is annualized for the performance period. The ending share price for the Absolute TSR calculation will be based on the volume-weighted, average closing price of the Company stock for the highest consecutive 30 trading days in the 60- trading-day-period beginning with and immediately following January 3, 2023. The starting price was based on the volume-weighted average of the highest consecutive 30 trading days in the subsequent 60-trading-day-period closing price of the Company stock for the highest 30 trading days immediately following January 2, 2020 – resulting in $103.96 per share.

Performance to TSR Target	Annualized TSR Target	Ending Share Price	Incentive Payout

60%	6.0%	$123.82	50%

75%	7.5%	$129.05	75%

83%	8.3%	$132.05	83%

100%	10.0%	$138.37	100%

167%	16.7%	$165.23	200%

200%	25.0%	$179.64	300%

Cumulative FCF is defined as cash flow from operations less cash used in investing activities, adjusted for the impact of cash used or proceeds received for acquisitions and divestitures and environmental insurance recoveries and expenses, and the cash impact of certain other non-recurring extraordinary items outside of the normal course of our business.

Performance to FCF Target	FCF $(M)	Incentive Payout

80%	$ 739	50%

100%	$ 924	100%

113%	$1,044	150%

118%	$1,090	175%

125%	$1,155	200%

MFV is defined as total square feet of Mineral Fiber products sold during the plan period. The Miner Fiber definition is consistent with that used for the external reporting segment.

MFV (Million Sq Ft in 2020)	CAGR	Incentive Payout

878	-0.5%	80%

904	0.5%	100%

946	2.0%	200%

960	2.5%	300%

2020 Target LTIP

The Compensation Committee annually determines the LTIP target opportunity (expressed as a percent of base salary) based on each NEO’s role, responsibility, alignment with similar positions internally and the external Competitive Market, as well as a review of tally sheets and wealth accumulation analyses.

After a review of the Competitive Market data provided by Willis Towers Watson during the Compensation Committee meeting held in February 2020, the Compensation Committee increased Mr. Grizzle’s target LTIP opportunity in 2020 to $3,700,000. This adjustment to Mr. Grizzle’s LTIP opportunity positioned him at market median TDC. Mr. Chiappone’s LTIP opportunity increased to 130% from 110% of base salary to align to market median TDC. Mr. Hershey’s LTIP opportunity increased to 140% from 125% of base salary in recognition of his expanded role, as the leader of our Business Development function. No other LTIP targets were adjusted in 2020.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The respective target percentages for annual LTIP grants to our NEOs in 2020 and the resulting grant date fair value are set forth in the table below.

Name	2020 LTIP Target as % of Base Salary	2020 LTIP Annual Target Value ($)(1)

Victor D. Grizzle	411%	3,700,000

Brian L. MacNeal	120%	535,500

Charles M. Chiappone	130%	573,300

Mark A. Hershey	140%	610,300

Ellen R. Romano	100%	328,400
(1)

Amounts represent the targeted value of the long-term incentive equity awards granted in February 2020, as calculated using the closing market price of our shares of Common Stock ($105.59) on the date of the grant (February 25, 2020).

Payout of 2018-2020 Performance Restricted Stock Units

The performance for PSUs awarded in 2018 for the 2018 – 2020 performance period was determined on April 5, 2021. The awards were based on Absolute TSR and FCF over the performance period. The Compensation Committee granted PSUs to Messrs. Grizzle, MacNeal and Chiappone to vest based on achievement of Absolute TSR (75% of the award) and FCF (25% of the award). The Compensation Committee granted PSUs to Mr. Hershey and Ms. Romano to vest based on achievement of Absolute TSR (25% of the award) and FCF (75% of the award).

Based upon performance during the measurement period, the Absolute TSR achievement for the 2018-2020 period was 13.2%, with a calculated price of $90.21. This exceeded our 10.5% annualized TSR target resulting in a 139% payout. The starting share price for the TSR PSUs was $62.18. The cumulative FCF was $692M for the performance period, below our target of $700.6M. The Committee approved a payout factor of 95% for Messrs. Grizzle, MacNeal and Chiappone and 97% for Mr. Hershey and Ms. Romano. The difference in FCF payout factors resulted in the performance scale established in 2018. Messrs. Grizzle, MacNeal and Chiappone had a FCF scale with threshold at 25% and maximum at 200% and the threshold for Mr. Hershey and Ms. Romano’s scale was 50% with maximum at 200%. Based on the metrics and the certified Absolute TSR and FCF results, the PSUs for Messrs. Grizzle, MacNeal and Chiappone vested at 128% of target and the PSUs for Mr. Hershey and Ms. Romano vested at 108% of target. For Messrs. Grizzle, MacNeal and Chiappone, PSUs distributed in excess of target must be held for one year following the vesting date.

Name	2018 PSU Shares Granted (#)	2018 PSU Payout Factor	2018 PSU Final Payout (#)

Victor D. Grizzle	52,454	128%	67,142

Brian L. MacNeal	7,664	128%	9,811

Charles M. Chiappone	6,276	128%	8,034

Mark A. Hershey	8,567	108%	9,211

Ellen R. Romano	5,290	108%	5,687

2020 Total Direct Compensation

The table below summarizes TDC paid or awarded to our current NEOs during 2020. This table is not intended to be a substitute for the SCT or Grants of Plan-Based Awards Table (‘‘GPBAT’’). Base salary reflects the total salary paid for 2020 reflective of the April 2020 salary increase and the subsequent reductions related to COVID-19. AIP awards and LTIP awards for 2020 are reflected in the SCT and GPBAT. LTIP awards are shown at target and represent an incentive for future performance, not current cash compensation, and are “at risk” of forfeiture.

Name	2020 Salary Earnings $	2020 Final AIP $	2020 LTIP $ (1)	TDC $

Victor D. Grizzle	822,500	460,600	3,700,000	4,983,100

Brian L. MacNeal	441,279	126,030	535,500	1,102,809

Charles M. Chiappone	436,088	146,530	573,300	1,155,918

Mark A. Hershey	432,663	145,380	610,300	1,188,343

Ellen R. Romano	325,951	100,400	328,400	754,751
(1)

Amounts represent the targeted value of the long-term incentive equity awards granted in February 2020, as calculated wing the closing market price of our shares of common stock ($105.59) on the date of the grant (February 25, 2020).

2021 Compensation Program Design

For 2021, the Compensation Committee reviewed the design of our executive compensation program and decided to maintain the 2020 metrics for our AIP and LTIP, namely Absolute TSR, FCF and MFV.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

ADDITIONAL INFORMATION REGARDING OUR COMPENSATION PROGRAMS

Qualified and Non-Qualified Defined Benefit Pension Plans

Ms. Romano was the only NEO who participated in the Company’s qualified defined benefit pension plan, the Retirement Income Plan (“RIP”), which was closed to newly hired salaried employees after January 1, 2005. Pension benefits were frozen for all salaried employees on December 31, 2017.

A non-qualified defined benefit pension plan, the Retirement Benefit Equity Plan (“RBEP”), pays benefits that cannot be paid under the RIP due to statutory limits. This plan was also closed to newly hired salaried employees after January 1, 2005 and pension benefits were frozen on December 31, 2017.

Qualified Defined Contribution Savings Plan and Non-qualified Deferred Compensation Plan

The Company maintains a 401(k) plan. For salaried employees, we provide a 401(k) match of 100% on the first 4% of employee contributions and a 50% match on the next 4% of employee contributions for a maximum company match of 6%. All NEOs participated in this program in 2020.

The Company offers an unfunded, nonqualified deferred compensation plan, the Armstrong Nonqualified Deferred Compensation Plan, to restore Company contributions that would be lost due to Internal Revenue Code limits on compensation that can be taken into account under the Company’s tax-qualified 401(k) plan and to allow participants to voluntarily elect to defer base salary and AIP until a future date.

Participants in the Armstrong Nonqualified Deferred Compensation Plan (“NQDCCP”) receive a Company match identical to the 401(k) Company match on compensation in excess of the Internal Revenue Code limits, up to a maximum contribution of 6% of eligible earnings. All NEOs participated in this program in 2020.

Severance Arrangements

Each NEO has a severance agreement with the Company. These agreements are designed to:

•	assure continuity of executive management during the evaluation and execution of any transaction that may result in loss of or material changes to employment;
•	reduce risk to the Company and provide shareholder alignment by keeping executives neutral to job loss when pursuing actions that may result in termination of employment;

•	ensure executive management is able to objectively evaluate any transaction and act in the best interests of shareholders during the design and execution of such a transaction; and

•	define transition support and terms in the event of not-for-cause termination.

Payments upon Termination of Employment

Our severance arrangements provide for executive entitlement to certain cash severance benefits if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in the severance agreement). Under the severance agreements that apply in absence of a change in control the severance is equal to (i) 1.5 times (two times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in a lump sum, and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

Under each executive’s severance agreement, the executive is entitled to receive severance payments upon involuntary termination without Cause or termination for Good Reason within two years following a change in control (“CIC”), or within six months preceding a CIC if the termination is in connection with a potential CIC. In a CIC the severance is equal to (i) two times (2.5 times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in a lump sum, and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

None of the severance agreements provide for tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code. For more information regarding our NEO separation arrangements, please refer to the “Potential Payments upon Termination or Change in Control” section on page 62.

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines for our NEOs to ensure that our NEOs have significant long-term value creation tied to stock price appreciation. Ownership requirements and progress toward their achievement are reviewed annually as part of the compensation planning process. A significant percentage of each NEO’s compensation is directly linked to our stock price appreciation. The guidelines require retention of 100% of net shares acquired upon any vesting or exercise of equity awards until the ownership guidelines are met.

The stock ownership guidelines for our NEOs are calculated as a fixed number of shares using a required ownership multiple, the executive’s annualized base salary as of a certain date, and the stock price as of a fixed date. The required ownership multiple is six times annual base pay for our CEO and is three times annual base pay for our other NEOs.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held under employee plans. Stock options are included to the extent they are “in-the-money.” PSUs are not included in determining whether an executive has achieved the ownership levels.

The stock ownership guidelines require achievement of the ownership multiple within five years from date of hire or promotion into the role for the NEOs.

The Compensation Committee last reviewed the NEOs’ progress toward meeting the stock ownership requirements in December 2020. As of the date of the review, all of our NEOs had met their ownership requirements.

Restrictive Covenants

Each NEO has a restrictive covenants agreement as part of their severance agreement. The agreements require the following:

•	For 12 months following a termination the NEO shall not, directly for the NEO or any third party, become engaged in any business or activity which is directly in competition with any services or products sold by, or any business or activity engaged in by, the Company or any of its affiliates;

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	For 24 months following a termination, the NEO shall not solicit any person who was a customer of the Company or any of its affiliates during the period of the NEO’s employment hereunder, or solicit potential customers who are or were identified through leads developed during the course of employment with the Company, or otherwise divert or attempt to divert any existing business of the Company or any of its affiliates; and

•	For 24 months following a termination, the NEO shall not, directly for the NEO or any third party, solicit, induce, recruit or cause another person in the employment of the Company or any of its affiliates to terminate such employee’s employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or products sold, or any business or activity engaged in, by the Company or any of its affiliates.

Recoupment Policy

Under our 2016 Long-Term Incentive Plan, the Compensation Committee has the ability to exercise discretion and take action to recoup settled or unsettled stock-based and cash awards from a plan participant in the following events:

•	an accounting restatement of the Company’s financial statements that is required due to material noncompliance with any financial reporting requirements under the securities laws and GAAP;

•	the participant is involved in (i) the commission of a felony or a crime involving moral turpitude; (ii) fraud, dishonesty, misrepresentation, theft or misappropriation of funds; (iii) a violation of our Code of Conduct or employment policies; or (iv) gross negligence or willful, deliberate or gross misconduct, that results in significant financial or reputational harm to the Company;

•	during the participant’s employment or the one-year period thereafter, the participant engages in business that is competitive with the Company or substantially injurious to the Company’s business interests;

•	during the participant’s employment or the two-year period thereafter, the participant solicits the Company’s customers or employees; or
•	the participant breaches any written noncompetition, confidentiality or non-solicitation covenant with the Company.

All of our NEOs are subject to the above recoupment terms of the plan.

Prohibition on Hedging and Derivative Trading

All members of our Board and senior management, including our NEOs and certain other employees, are required to clear any transaction involving Company securities with our General Counsel’s office prior to entering into such transaction.

By policy, we prohibit derivative transactions in our Company securities, including:

•	Trading in puts, calls, covered calls, or other derivative products involving Company securities.

•	Engaging in any hedging transaction with respect to Company securities.

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan.

We permit senior management to use stock trading plans that comply with Rule 10b5-1 of the Exchange Act. All such plans are subject to our pre-approval, and the ability to enter into such plans remains subject to policy prohibitions on trading while in possession of material non-public information.

Assessment and Management of Risk

We monitor the risks associated with our compensation program on an ongoing basis. In addition, we are committed to performing formal assessments on a periodic basis. At the conclusion of the most recent analysis (conducted in 2020) of our compensation programs and associated risks, it was the assessment of the Compensation Committee that our compensation programs are structured and operated with an appropriate balance of risk and reward and, by their design, do not encourage executives to take unnecessary, excessive, or inappropriate risks and do not create risks reasonably likely to have a material adverse effect on the Company. Accordingly, there were no material adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

are being met with respect to incentivizing the Company’s employees.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to certain of the Company’s highest paid officers.

For 2020, the executive officers to whom the Section 162(m) deduction limit applies included the Company’s Chief Executive Officer and Chief

Financial Officer, the next three most highly compensated executive officers, and any persons who were such “covered employees” in 2017 or a later year.

The Compensation Committee considers both tax and accounting treatment in establishing our compensation program. The Compensation Committee retains discretion to authorize compensation arrangements that are not fully tax deductible as it deems appropriate.

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COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee (MDCC) of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the MDCC recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Management Development and Compensation Committee

Stan A. Askren, Chair

Barbara L. Loughran

James C. Melville

Wayne R. Shurts

Cherryl T. Thomas

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor incorporated by reference into any future SEC filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference therein.

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2020 SUMMARY COMPENSATION TABLE

The table below sets forth the total compensation for our NEOs during fiscal 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Victor D. Grizzle	2020	822,500	—		3,539,454	—	460,600	—	250,488	5,073,042
President and Chief Executive Officer	2019 2018	787,500 743,750	— —		3,300,000 3,100,000	— —	826,880 803,250	— —	195,375 83,319	5,109,755 4,730,319
Brian L. MacNeal	2020	441,279	—		512,304	—	126,030	—	40,033	1,119,646
Senior Vice	2019	440,938	—		510,000	—	277,800	—	56,917	1,285,655
President and Chief Financial Officer	2018	421,688	—		452,900	—	273,260	—	31,523	1,179,371
Charles M. Chiappone	2020 2019	436,088 435,750	— —		548,463 462,000	— —	146,530 274,530	— —	40,942 39,406	1,172,023 1,211,686
Senior Vice President, Wall and Ceiling Solutions	2018	407,745	—		370,900	—	292,340	—	18,500	1,089,485
Mark A. Hershey	2020	432,663	—		583,815	—	145,380	—	74,029	1,235,887
Senior Vice President, General Counsel, Chief Compliance Officer and Business Development	2019 2018	431,758 415,635	— 280,000	(3)	524,000 506,300	— —	272,010 269,340	— —	54,226 44,207	1,281,994 1,515,479
Ellen R. Romano	2020	325,951	—		314,226	—	100,400	513,426	48,611	1,302,614
Senior Vice President, Human Resources	2019 2018	326,428 318,473	— —		320,400 312,600	— —	188,520 189,180	958,061 —	35,987 34,159	1,829,396 854,412

(1)

The amounts reflect the aggregate grant date fair value of stock units granted in the fiscal year, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing price of the Company’s shares of Common Stock ($105.59) on the date of grant (February 25, 2020) for the Free Cash Flow and Mineral Fiber Volume components. For the aTSR component, we used the Monte Carlo valuation which was $97.75. The 2020 LTIP awards consist of PSUs. The target and maximum payouts for the PSUs are as follows: target of $3,539,454 and maximum of $9,556,526 for Mr. Grizzle, target of $512,304 and maximum of $1,383,221 for Mr. MacNeal, target of $548,463 and maximum of $1,480,850 for Mr. Chiappone, target of $583,815 and maximum of $1,576,301 for Mr. Hershey, and target of $314,226 and maximum of $848,410 for Ms. Romano (maximums are 270% of target).

(2)	The 2020 amounts disclosed are the awards under the 2020 AIP.

(3)

Mr. Hershey received a one-time special cash bonus of $280,000 on October 25, 2018. The bonus was paid in recognition of his leadership and performance in connection with certain significant projects. The special bonus was separate from our AIP.

(4)	For 2018, the change in pension value decreased from 2017 due to the higher discount rate for Ms. Romano. The decline in value was ($205,437).

(5)

The amounts shown in the “All Other Compensation” column include: (i) Company matching contributions to the Savings and Investment 401(k) Plan and to the NQDCP; (ii) premiums for long-term disability insurance; (iii) termination payments (severance); (iv) relocation expenses; (v) cash dividends and (vi) personal benefits (“perquisites”) consisting of medical examinations and financial planning expense reimbursements to the extent the total perquisite value is $10,000 or greater per individual. For each person the total value of all such perquisites did not reach $10,000.

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2020 SUMMARY COMPENSATION TABLE (CONTINUED)

(6)	The following table provides the detail for the amounts reported in the All Other Compensation for 2020 for each NEO:

Name	Perquisites and Other Benefits ($)	Cash Dividends ($)	Company Match Savings Plan Contributions ($)	Executive Long- Term Disability ($)	All Other Compensation ($)

Victor D. Grizzle	—	144,650	105,838	—	250,488

Brian L. MacNeal	—	23,587	16,446	—	40,033

Charles M. Chiappone	—	16,750	24,193	—	40,943

Mark A. Hershey	—	27,848	44,753	1,428	74,029

Ellen R. Romano	—	17,081	30,103	1,428	48,612

CEO Pay Ratio

Our philosophy is to pay our employees competitively with employees in similar positions in the applicable labor market. We follow this approach in every country where we have employees, whether it be an executive level position or hourly job. As such, we typically benchmark by position to the applicable labor market every year and adjust compensation to match the applicable market. By doing so, we believe we maintain a high-quality, stable workforce. The compensation we paid to the median employee identified below was benchmarked in accordance with this process to verify competitive compensation.

There has been no change in the company’s employee population or employee compensation arrangements that would result in a significant change in the pay ratio disclosure. Further, there has been no change in the circumstances of the employee identified as the median employee in 2019. Accordingly, the pay ratio calculation has been made using the 2020 compensation for the median employee identified in 2019.

As a result of rules the SEC adopted under the Dodd-Frank Act, we are providing the following disclosure about the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. For the year ended December 31, 2020:

•	the annual total compensation of our median employee was reasonably estimated to be $75,972,
•	the annual total compensation of our CEO was $5,233,588; and

•	based on this information, the ratio of the annual total compensation of the CEO to that of the median employee is estimated to be 69:1.

We identified our median employee using a multistep process that is permitted under the SEC rules. We first examined the annual taxable earnings paid to each of our employees during 2019, which we gathered from payroll data. Then, we excluded seven non-U.S. employees in Latin America. The total numbers of U.S. employees and non-U.S. employees were 1,578 and 197, respectively, before taking into account such exclusions and for purposes of calculating such exclusions.

We annualized the total taxable compensation paid to those employees who commenced work with us during 2019 and therefore did not work for us the entire calendar year. Using this annual taxable compensation data, we identified the employee whose total taxable compensation was closest to the median. We then calculated the total annual compensation of the median employee, in the same way as we calculate total annual compensation for our CEO in the Summary Compensation Table.

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GRANTS OF PLAN-BASED AWARDS

The table below shows information on AIP awards and PSUs granted to each NEO in 2020. There is no assurance that the grant date fair value of PSU/RSU awards will be realized by the executive.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- Lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Victor D. Grizzle	(1)	N/A	400,000	800,000	1,600,000
	(2)	2/25/2020				17,521	35,042	94,613				3,539,454
Brian L. MacNeal	(1)	N/A	133,875	267,750	535,500
	(2)	2/25/2020				2,536	5,072	13,694				512,304
Charles M. Chiappone	(1)	N/A	132,300	264,600	529,200
	(2)	2/25/2020				2,715	5,430	14,661				548,463
Mark A. Hershey	(1)	N/A	130,785	261,570	523,140
	(2)	2/25/2020				2,890	5,780	15,606				583,815
Ellen R. Romano	(1)	N/A	90,318	180,637	361,273
	(2)	2/25/2020				1,556	3,111	8,400				314,226
(1)	The amounts shown represent the 2020 AIP threshold, target and maximum opportunity for each NEO. Actual payouts are included in the Non-Equity Incentive Plan Compensation column of the SCT.
(2)

In 2020, the Company’s LTIP program for NEOs included PSUs that have a three-year performance period based on Absolute TSR, FCF, Mineral Fiber Volume; participants earn up to 270% of target if the Company achieves the established performance goals. Any cash dividends declared on shares underlying PSUs will be accrued in a non-interest bearing account and paid when the restrictions on the underlying shares lapse.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows the number of shares covered by exercisable and unexercisable stock options, and unvested RSUs and PSUs held by each NEO on December 31, 2020. Market or payout values in the table below are based on the closing price of our shares of Common Stock on that date, $74.39. Equity awards held by NEOs at the time of the 2016 separation of Armstrong Flooring Inc. were adjusted to reflect such separation, consistent with equity awards held by other Company employees, and the table below includes outstanding adjusted awards as of December 31, 2020.

		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans Awards Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Name		Exercisable	Unexercisable
Victor D. Grizzle	2/28/2012	31,348		37.83	02/28/22
	2/20/2013	25,689		45.32	02/20/23
	2/25/2014	22,914		47.17	02/25/24
	2/27/2018							52,454	(1)	3,902,053
	2/26/2019							44,403	(2)	3,303,139
	2/25/2020							35,042	(3)	2,606,774
Brian L. MacNeal	6/24/2014	3,740		49.96	06/24/24
	2/27/2018							7,664	(1)	570,125
	2/26/2019							6,863	(2)	510,539
	2/25/2020							5,072	(3)	377,306
Charles M. Chiappone	2/27/2018							6,276	(1)	466,872
	2/26/2019							6,217	(2)	462,483
	2/25/2020							5,430	(3)	403,938
Mark A. Hershey	2/27/2018							8,567	(1)	637,299
	2/26/2019							7,051	(2)	524,524
	2/25/2020							5,780	(3)	429,974
Ellen R. Romano	2/27/2018							5,290	(1)	393,523
	2/26/2019							4,312	(2)	320,770
	2/25/2020							3,111	(3)	231,427
(1)

The number of shares of Common Stock represents the amount that vests if threshold is achieved for the 2018 PSU grant (based on Absolute TSR and FCF goals). The awards vested on December 31, 2020. Earned and vested Performance Units as determined by the Management Development & Compensation Committee shall be payable on or before May 31, 2021. Participants can earn up to 275% of target for Messrs. Grizzle, MacNeal and Chiappone and 225% of target for Mr. Hershey and Ms. Romano.

(2)

The number of shares of Common Stock represents the amount that vests if threshold is achieved for the 2019 PSU grant (based on Absolute TSR and FCF goals). The awards would vest on December 31, 2021. Participants can earn up to 275% of target for Messrs. Grizzle, MacNeal and Chiappone and 225% of target for Mr. Hershey and Ms. Romano.

(3)

The number of shares of Common Stock represents the amount that vests if threshold is achieved for the 2020 PSU grant (based on Absolute TSR, FCF and Mineral Fiber Volume goals). The awards would vest on December 31, 2022. Participants can earn up to 270% of target.

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OPTION EXERCISED AND STOCK VESTED

The following table shows the exercise of stock options by each NEO during 2020, as well as stock awards held by each NEO that became free of restrictions during 2020.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Victor D. Grizzle	50,358	2,339,618	131,500	9,642,895
Brian L. MacNeal	—	—	21,443	1,572,415
Charles M. Chiappone	11,992	680,329	15,227	1,116,596
Mark A. Hershey	33,723	1,139,586	25,317	1,905,958
Ellen R. Romano	—	—	15,528	1,171,493

(1)	Represents the number of RSUs/ PSUs that vested in 2020. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date.

The performance period for PSUs granted in 2018 ended on December 31, 2020. The final payout determination was made in April 2021 by the Compensation Committee after a review of the Company’s performance and certification of achievement of the performance goals. The final 2018 PSU shares paid out and the value realized in April 2021 are set forth below.

Name	2018 PSU Absolute TSR Shares Granted (#)	2018 PSU Absolute TSR Payout Factor	2018 PSU Absolute TSR Final Payout (#)	PSU Absolute TSR Value on Vesting(a) ($)
Victor D. Grizzle	39,341	139%	54,684	5,063,738
Brian L. MacNeal	5,748	139%	7,990	739,874
Charles M. Chiappone	4,707	139%	6,543	605,882
Mark A. Hershey	2,142	139%	2,978	275,763
Ellen R. Romano	1,323	139%	1,839	170,291

Name	2018 PSU FCF Shares Granted (#)	2018 PSU FCF Payout Factor	2018 PSU FCF Final Payout (#)	PSU FCF Value on Vesting(a) ($)
Victor D. Grizzle	13,113	95%	12,458	1,153,611
Brian L. MacNeal	1,916	95%	1,821	168,625
Charles M. Chiappone	1,569	95%	1,491	138,067
Mark A. Hershey	6,425	97%	6,233	577,176
Ellen R. Romano	3,967	97%	3,848	356,325

(a)	Value at $92.60, the closing price of our shares of Common Stock on April 5, 2021, the date of Compensation Committee final payout determination.

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PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the RIP and the RBEP as of December 31, 2020. The amounts were determined using the same interest rate and mortality rate assumptions used in the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020. Information regarding the RIP and RBEP can be found in Note 18 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Victor D. Grizzle	Not eligible

Brian L. MacNeal	Not eligible

Charles M. Chiappone	Not eligible

Mark A. Hershey	Not eligible

	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	37.5	2,131,538	0

Ellen R. Romano

	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	37.5	1,969,764	0

The RBEP was established to pay any benefit which cannot be paid under the RIP due to Internal Revenue Code compensation or benefits limitations. All pension benefits are paid by the Company. The pension plans were closed to new salaried participants effective January 1, 2005 and pension benefits were frozen for all salaried employees on December 31, 2017. Benefits payable under the RIP and RBEP are based on a formula that yields an annual amount payable over the participant’s lifetime beginning at the age where the participant qualifies for an unreduced life annuity benefit.

In addition, Ms. Romano qualified for an additional annuity payment under the ESOP Pension Account (the “EPA”) to the extent such benefit can be paid under the qualified pension plan. The EPA was established in 2000 to restore a portion of the value lost by a broad group of employees who had purchased shares of Company stock and received Company contributions of additional shares which were intended to help fund the cost of their retiree health care coverage. The starting EPA balance was determined by multiplying the number of ESOP shares held by the participant by $47.75 which was the guaranteed value of the original ESOP convertible preferred shares. The EPA is credited with interest annually using the November 30-year Treasury bond rate. Interest is credited up to the date the participant commences regular pension benefits under the RIP.

Participants in the RIP may retire as early as age 55 provided the participant is vested under the plan. Participants become vested after completing five years of continuous employment having worked at least 1,000 hours in each year. Normal retirement date is the first of the month nearest the participant’s 65th birthday. Except as noted below, there is a reduction for early retirement for salaried participants who retire between the ages of 55 and 65. An employee who retires from active employment can receive an unreduced pension benefit commencing on the date of retirement if the employee’s age (minimum age 55) and total service totals 90 points (the “Rule of 90”). The unreduced Rule of 90 benefit is limited to the employee’s pension amount accrued to February 28, 2006. Employees receive credit for post-March 1, 2006 age and service for Rule of 90 eligibility.

The normal form of benefit payment is a monthly annuity. Except for payments having a lump sum present value of $100,000 or less under the qualified plan, no involuntary lump sum payments

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PENSION BENEFITS (CONTINUED)

are permitted. Various forms of annuity payments (including life, joint and survivor, period certain and level income options) are available under the pension plans. The annuity payments for these options are determined by actuarially adjusting the life annuity pension amount for the selected form of payment. The formula for the regular life annuity pension benefit for salaried employees under the RIP is based on the following factors:

•	the participant’s Average Final Compensation (the “AFC”) which is the average of the three highest years of eligible compensation (base salary plus annual incentive) during the last ten years of employment;

•	the participant’s number of years of Total Service (credited years of employment with the Company) used to calculate the pension amount; and

•	the participant’s Adjusted Covered Compensation (the “ACC”), which is a percentage of the average Social Security tax base for the 35-year period ending with the year the participant will qualify for an unreduced Social Security pension benefit.

The unreduced annual life annuity pension is the sum of the following four calculations, each of which may not be less than zero:

1.	AFC x 0.009 x Total Service to a maximum of 35 years; plus

2.	(AFC – ACC) x 0.005 x Total Service to 35 years; plus

3.	(AFC – 2 x ACC) x 0.0015 x Total Service to 35 years; plus

4.	AFC x 0.012 x Total Service over 35 years.

To the extent the participant is eligible for an EPA pension benefit that can be paid from the RIP, all of the allowable portion of the calculated EPA annuity will be added to the regular pension amount. EPA annuity amounts that cannot be paid from the qualified plan are forfeited.

Special provisions apply if the qualified pension plan is terminated within five years following an Extraordinary Event, as this term is defined in the RIP. Upon the occurrence of such an event, plan liabilities would first be satisfied, and then remaining plan assets would be applied to increase retirement income to employees. The amount of the increase is based on the assumption that the employee would have continued employment with Armstrong until retirement. Ms. Romano would be entitled to this benefit under these circumstances.

The assumptions used to calculate the actuarial present values shown in the table above are as follows:

•	Discount rated used to value benefit obligations equals 2.33%;

•	PRI2012 Projected from 2012 with MP2020;

•	EPA interest rate of 2.28%;

•	1994 GAR (RR2001-62) Mortality Table for EPA annuity conversion; and

•	Retirement at age 65 or Rule of 90 eligibility, as specified.

60	AWI 2021 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the executive contributions, earnings and account balances for each NEO who participates in the NQDCP.

Name	Executive Contributions in 2020 ($)(1)	Registrant Contributions in 2020 ($)(2)	Aggregate Earnings in 2020 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2020 ($)

Victor D. Grizzle	115,117	86,338	173,882	—	1,320,196

Brian L. MacNeal	10,162	7,621	74,917	—	376,376

Charles M. Chiappone	5,214	4,693	13,576	—	91,404

Mark A. Hershey	38,327	28,745	106,828	—	833,067

Ellen R. Romano	22,752	17,064	19,731	—	135,372

(1)	The amount in this column is also reported as either Salary or Non-Equity Incentive Plan Compensation in the SCT.
(2)	The amount in this column is also reported in the All Other Compensation column of the SCT.
(3)	The table below reflects amounts reported in the aggregate balance at last fiscal year end that were previously reported as compensation to the NEO in the SCT for previous years.

Name	Amount Previously Reported ($)

Victor D. Grizzle	765,666

Brian L. MacNeal	207,781

Charles M. Chiappone	23,812

Mark A. Hershey	432,969

Ellen R. Romano	67,742

All salaried employees, including the NEOs, are eligible to participate in a 401(k) savings plan. We match 100% on the first 4% of employee contributions and 50% on the next 4% of employee contributions.

The NQDCP was established to provide benefits similar to the 401(k) plan as it applies to eligible employees whose eligible earnings (base salary plus annual incentive) exceed 12.5 times the Internal Revenue Code 402(g) elective deferral limit in effect for the plan year. A participant may elect to defer up to 25% of eligible base salary earnings and up to 25% of eligible annual incentive earnings. The Company matching contribution will be the same as that provided under the 401(k) savings plan with the Company match. Participants may transfer account balances between any of the applicable plans’ available investment options.

Under the NQDCP, participants become 100% vested in the Company match account after completing three years of continuous employment having worked at least 1,000 hours in each year.

Under the NQDCP, except in the case of an unforeseeable emergency or having reached age 70, no in-service distributions are permitted. Participants can elect to receive plan benefits as a single lump sum or in 120 monthly installments commencing after the date of the participant’s termination of employment. All elections must comply with the Internal Revenue Code requirements. If the total account value is less than $10,000, the entire account balance will be paid as a single sum at the time of termination. In the event of a participant’s death, any remaining payments shall be paid to the participant’s designated beneficiary or estate.

Under the NQDCP, the Company reserves the right to cause the participant to forfeit or require repayment of the Company match benefits where the participant is discharged for willful, deliberate or gross misconduct or where the participant has engaged in conduct that is injurious to the Company

AWI 2021 Proxy Statement	61

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below summarize the estimated value of the potential payments and benefits under the Company’s plans and arrangements to which each NEO would be entitled upon termination of employment under the circumstances indicated. Except for the continuation of health and welfare benefits and outplacement support, amounts would be paid as a lump sum at termination. The amounts shown assume that such termination was effective December 31, 2020.

The “Change in Control” column assumes that there is no limitation on payments under the “best net” provision in each CIC agreement relating to tax under Section 4999 of the Internal Revenue Code. Amounts in the “Change in Control” column are “double trigger” payments and are therefore applicable only in the event both a change in control (“CIC”) event and either an involuntary (without cause) termination or a termination for Good Reason under the CIC agreement occur. The PSUs are valued at target for purposes of the tables below.

Victor D. Grizzle

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$3,240,000	$3,240,000	$4,050,000

Health & Welfare Benefit Continuation	—	—	—	—	37,462

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	810,000	810,000	810,000

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	9,811,967

Total	—	—	$4,080,000	$4,080,000	$14,739,429

Brian L. MacNeal

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,042,895	$1,042,895	$1,390,526

Health & Welfare Benefit Continuation	—	—	—	—	57,010

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	260,724	260,724	260,724

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	1,457,970

Total	—	—	$1,333,619	$1,333,619	$3,196,230

62	AWI 2021 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Charles M. Chiappone

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,030,628	$1,030,628	$1,374,171

Health & Welfare Benefit Continuation	—	—	—	—	64,062

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	257,657	257,657	257,657

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	1,333,292

Total	—	—	$1,318,286	$1,318,286	$3,059,182

Mark A. Hershey

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,023,788	$1,023,788	$1,365,051

Health & Welfare Benefit Continuation	—	—	—	—	55,239

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	255,947	255,947	255,947

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	2,046,618

Total	—	—	$1,309,736	$1,309,736	$3,752,855

Ellen R. Romano

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$747,176	$747,176	$996,235

Health & Welfare Benefit Continuation	—	—	—	—	28,693

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	176,751	176,751	176,751

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	945,720

Total	—	—	$953,927	$953,927	$2,177,399

AWI 2021 Proxy Statement	63

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Resignation or Involuntary Termination for Cause

No incremental benefits are provided to any of the NEOs in the event of a voluntary resignation or an involuntary termination for Cause. Cause is defined as (i) the willful and continued failure by the executive to substantially perform the executive’s duties after a written demand for substantial performance is delivered to the executive by the Board, (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company, or (iii) the executive’s conviction of any felony.

Involuntary Termination without Cause in the absence of CIC

In the event of a qualifying involuntary termination, all salaried employees are eligible for continuation of health care and life insurance benefits at active employee premium contributions for a period of six months unless the employee is eligible for and elects retiree health care coverage. In addition, senior executives, including the NEOs, are eligible for twelve months of executive outplacement support provided by an outside service provider.

Pursuant to the individual severance agreements, and upon the execution of a release of claims, Messrs. Grizzle, MacNeal, Chiappone, and Hershey and Ms. Romano are entitled to severance upon a termination by the Company without cause or Good Reason (as defined below) in an amount equal to one and one-half times (two times for Mr. Grizzle) their then current annual base salary plus target annual incentive under the Company’s AIP program, payable in a lump sum, and a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company

For purposes of the severance agreements, Good Reason is generally defined to mean: (i) a material diminution in authority, duties, or responsibilities or the assignment of duties or responsibilities that are materially inconsistent with those currently in effect; (ii) a 10% reduction of base salary, except for across-the-board salary reductions similarly affecting all senior executive officers of the Company; (iii) the relocation of principal place of employment to a location more than 50 miles from his or her current principal place of employment; (iv) a material breach by the Company of its obligations under the severance agreement; or (v) failure of the Company to obtain assumption and agreement by a successor of the Company to be bound by the severance agreement.

Information in the tables above assumes that any termination was effective December 31, 2020 and is based on the program parameters in effect as of December 31, 2020 as outlined above.

Qualifying Involuntary Termination Following a Change in Control

Under each executive’s severance agreement, the executive is entitled to receive severance payments upon involuntary termination without cause or termination for Good Reason within two years following a CIC, or within six months preceding a CIC if the termination is in connection with a potential CIC. Termination for Good Reason is defined in each executive’s individual CIC agreement and includes any one of the following events following a CIC:

(i)

the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the executive’s responsibilities, including diminution as a result of the Company no longer being a publicly traded corporation following the CIC;

(ii)	a reduction by the Company in the executive’s annual base salary;

(iii)	relocation of the executive’s principal place of employment to a location more than 50 miles from the principal place of employment immediately before the CIC;

(iv)	failure by the Company to pay to the executive any portion of the executive’s current compensation; or

(v)

failure by the Company to continue in effect any compensation or benefit plan in which the executive participates immediately prior to a CIC which is material to the executive’s total compensation unless an equitable arrangement has been made.

64	AWI 2021 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

CIC Arrangements – Key Terms

We will not provide tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code to any of our officers. Set forth below are certain key terms of the CIC agreements:

Term of Agreement	Fixed one-year term that automatically renews for an additional year unless notice is given at least 90 days prior to the anniversary of intent not to renew; term automatically continues for two years if the CIC occurs during term

Severance Benefits	2.5 times base salary plus target AIP for Mr. Grizzle, two times base salary plus target AIP for Messrs. MacNeal, Chiappone, and Hershey and Ms. Romano

Pro rata AIP	Prorated target AIP bonus for year of termination

Accelerated Equity Vesting	Double-trigger accelerated vesting (requires a CIC and qualifying termination of employment) for stock options, RSUs, PSUs and other equity grants to vest if assumed by the acquirer; the Compensation Committee may cash out equity grants if not assumed by the acquirer.

280G Taxation	Any amounts paid under the CIC Agreement will be reduced to the maximum amount that can be paid without being excess parachute payments under Internal Revenue Code Section 280G and that are subject to the excise tax imposed under Internal Revenue Code Section 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount

“Change in Control” (CIC) generally means the occurrence of one of the following events:

(I)

any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Company’s board of directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Company’s board of directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(III)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Company’s board of directors immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

AWI 2021 Proxy Statement	65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

(IV)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the board of directors of the Company immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

66	AWI 2021 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

Securities authorized for issuance under equity compensation plans as of December 31, 2020.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future Issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	654,497(1)	$42.41(2)	2,360,722(3)

Equity compensation plans not approved by security holders	94,230(4)	Not Applicable	513(5)

Totals	748,727	$42.41(2)	2,361,235
(1)	Includes RSUs, PSUs and stock options to purchase our shares of Common Stock granted under the Company’s 2016 LTIP and the 2008 and 2016 Directors Stock Unit Plans.
(2)	Represents the weighted-average exercise price of the outstanding stock options only; the outstanding RSUs and PSUs are not included in this calculation.
(3)

Reflects shares available pursuant to the issuance of stock options, RSUs, PSUs, or other stock-based awards under the 2016 LTIP and the 2008 and 2016 Director Stock Unit Plans. The aggregate number of shares of Common Stock reserved for the grant or settlement of awards under the 2016 LTIP (Share Limit) is 5,142,138, subject to adjustment as provided therein. With respect to awards granted on or after June 24, 2011, the number of shares of Common Stock reserved for award and issuance under this LTIP is reduced on a one-for-one basis for each Common Share subject to a Stock Option or Stock Appreciation Right and is reduced by a fixed ratio of 1.6 shares of Common Stock for each Common Share subject to a Restricted Stock Award or Stock Unit granted under the LTIP.

(4)	Includes RSAs of Common Stock granted under the Company’s 2020 Inducement Award Plan and as part of the Arktura Equity Interest Purchase Agreement entered into as of November 19, 2020.
(5)

Reflects shares available pursuant to the issuance of RSAs under the 2020 Inducement Award Plan. The 2020 Inducement Award Plan authorizes us to issue stock options, stock appreciation rights, restricted stock awards and stock units to key employees and expires on December 14, 2030, after which time no further awards may be made. The 2020 Inducement Plan authorizes us to issue up to 19,000 shares of common stock. As of December 31, 2020, 513 shares were available for future grants under the 2020 Inducement Award Plan.

AWI 2021 Proxy Statement	67

ADDITIONAL MEETING INFORMATION

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

This year we have again utilized the SEC rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this approach enables us to provide the materials to shareholders more quickly, while also reducing the impact of our annual meeting on the environment and the costs associated with printing and mailing.

How can I receive printed shareholder and proxy materials?

Please follow the instructions for “How to Access the Proxy Materials” on the one-page notice described above.

Who is soliciting my proxy?

The Board is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting via the internet.

Who is entitled to vote?

Each holder of record of our shares of Common Stock, at the close of business on the record date, April 19, 2021 (“Record Date”), is entitled to one vote for each Common Share owned on each matter to be voted on. As of the Record Date, 47,883,531 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

What must I do to attend the meeting via the Internet?

You may attend and participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/awi2021 where you will be able to vote and submit questions during the meeting. Shareholders who use the control number that was furnished to them (either with the notice sent to them regarding the availability of these proxy materials or with their copy of these proxy materials) to log on to the meeting will be able to vote and submit questions during the meeting.

Why can’t I attend the meeting in person?

Due to the continuing threat of the coronavirus (COVID-19) global pandemic, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments have imposed. Hosting a virtual annual meeting provides easy access for our shareholders and facilitates participation since shareholders can participate from any location around the world.

How can I revoke my proxy?

Proxies are voted at the Annual Meeting. You may revoke your proxy at any time before it is voted, and your last vote is the vote that will be counted. If you are a shareholder of record on the Record Date and you returned a paper proxy card, you can write to the Corporate Secretary at our corporate offices, 2500 Columbia Avenue Lancaster, Pennsylvania 17603, stating that you wish to revoke your proxy and that you need another proxy card. If you submitted your proxy by the Internet or by telephone, you can vote again over the Internet or by telephone. If you hold your shares of Common Stock through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and following its procedure for revocation. If you are a shareholder of record on the Record Date and you attend meeting in person via the Internet, you may revoke your proxy by voting electronically during the meeting. Your attendance via the Internet alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

How many votes can be cast by all shareholders?

47,883,531 votes, consisting of one vote for each outstanding Common Share outstanding on the Record Date.

What is the quorum requirement for the Annual Meeting?

A quorum of the holders of the outstanding shares of Common Stock must be present for the Annual Meeting to be held. A “quorum” is the presence at the Annual Meeting, virtually or represented by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a matter to be acted on at the

68	AWI 2021 Proxy Statement

ADDITIONAL MEETING INFORMATION (CONTINUED)

Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

What if a quorum is not present at the Annual Meeting?

If the Annual Meeting cannot be organized because a quorum is not present, the shareholders present at the Annual Meeting will have the power, except as otherwise provided by statute, to adjourn the Annual Meeting to such time and place as they may determine. Those shareholders who attend the second of such adjourned meetings, even if less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

What vote is required to elect directors at the Annual Meeting?

At the Annual Meeting, in connection with the election of directors, you will be entitled to cast one vote for each share held by you for each nominee. Votes may be cast “for” or “withheld” with respect to each nominee. Directors will be elected by a plurality of the votes cast at the Annual Meeting. A plurality means that the nominees with the largest number of votes cast “for” their election, up to the nine (9) directors to be chosen at the Annual Meeting, will be elected. Votes that are “withheld” will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. However, the Board has adopted a Policy on Majority Voting, pursuant to which, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will within 10 business days following certification of the shareholder vote, tender his or her resignation to the Board. See “CORPORATE GOVERNANCE — Policy on Majority Voting in the Election of Directors.”

What vote is required to approve the other items at the Annual Meeting?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021 requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. The advisory approval of executive compensation requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of a majority of our shares of Common Stock represented via the Internet, or by proxy at the Annual Meeting and entitled to vote on the matter.

How are votes, abstentions and broker non-votes counted?

Broker non-votes will be included in determining whether a quorum is present but will have no effect on the outcome of the matters to be voted upon at the Annual Meeting, including in connection with the election of directors. Abstentions are not considered a vote cast under Pennsylvania law. Under our Bylaws, however, other than in connection with the election of directors, abstentions will have the effect of a negative vote with respect to matters to be voted upon at the Annual Meeting.

Who will count the votes and how much does it cost the Company?

We have engaged Broadridge Investor Communications Solutions, Inc. to tabulate the proxy votes and any votes cast at the meeting for a fee of approximately $50,000 plus reasonable expenses.

What does it mean if I receive more than one proxy card or voting instructions?

It means that you have multiple accounts in which you own our shares of Common Stock. Please vote all proxy cards/voting instructions from the Company to ensure that all your shares of Common Stock are voted. However, you may want to contact your broker, bank or the Company’s transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is AST. All communications concerning shares of Common Stock you hold in your name, including address changes, name changes, requests to transfer and similar issues, can be handled by contacting AST at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue Brooklyn, NY 11219; or by email to info@amstock.com; or by phone (1-800-937-5449).

AWI 2021 Proxy Statement	69

ADDITIONAL MEETING INFORMATION (CONTINUED)

What should we do if multiple shareholders reside in our household, and we wish to change the copies of proxy materials that we receive?

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, unless we have received contrary instructions from such bank, broker, broker-dealer or similar organization, only one copy of this proxy statement and the annual report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to the attention of Investor Relations, 2500 Columbia Avenue Lancaster, Pennsylvania 17603, or via telephone to the Investor Relations department at 717-396-6354, we will promptly provide separate copies of the annual report and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement or annual report and who wish to receive a single copy of such materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Who may solicit proxies on the Company’s behalf?

Our directors, officers and employees may solicit proxies from our shareholders. These persons will not receive any additional compensation for these services. We will request that the Notice of Annual Meeting, this proxy statement, the proxy card, and related materials (if any), be forwarded to beneficial owners by banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials. We will bear the costs of preparing, assembling and mailing the proxy materials and expect to reimburse such beneficial owners for all such solicitations.

OTHER BUSINESS

The Board knows of no matters other than the foregoing to come before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and the regulations thereunder require certain of our officers, as well as our directors and persons who own more than 10% of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based solely on our review of the copies of these reports within a prescribed period of time and written representations we received from the reporting persons, we believe that all filings required to be made by the reporting persons during or with respect to the period January 1, 2020 through December 31, 2020 were made on a timely basis.

70	AWI 2021 Proxy Statement

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2022 annual meeting for inclusion in the Company’s 2022 proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s corporate offices in Lancaster, Pennsylvania, no later than January 7, 2022.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2022 annual meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company’s corporate offices in Lancaster (see above), not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of this annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 24, 2022 and no later than March 26, 2022. All director nominations and shareholder proposals must comply with the requirements of our Bylaws, a copy of which may be obtained at no cost from the Corporate Secretary.

In either case, if the date of our 2022 annual meeting is more than 30 calendar days before or after the first anniversary of this annual meeting, your proposal must be received by the Corporate Secretary by close of business on the fifteenth day following the day we publicly announce the date of the 2022 annual meeting.

Any shareholder proposals not received by such applicable dates will be considered untimely and, if presented at the 2022 annual meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Exchange Act Rule 14a-4(c).

ANNUAL REPORT ON FORM 10-K

Our Annual Report to Shareholders, including financial statements, is being furnished simultaneously with this proxy statement to all shareholders of record as of the Record Date. A copy of our Annual Report and Form 10-K for the year ended December 31, 2020, including financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to shareholders upon written request to: Armstrong World Industries, Inc., Investor Relations, P.O. Box 3001, Lancaster, PA 17604.

Our Annual Report is also available at www.proxyvote.com, or www.armstrongceilings.com – Investors – SEC Filings – 10-K. The Form 10-K will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon our receipt of payment of reproduction and mailing expenses.

AWI 2021 Proxy Statement	71

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting through the website portal for shareholders (see Additional Meeting Information section above).

72	AWI 2021 Proxy Statement

ANNEX A to Armstrong World Industries, Inc. 2021 Proxy Statement

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company provides additional measures of performance adjusted to exclude the impact of restructuring charges and related costs, impairments, the non-cash impact of the U.S. pension plan and certain other gains and losses. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies. Dollars are in millions unless otherwise indicated.

2020
Adjusted EBITDA	$330
Depreciation and Amortization	(84)
Operating Income, Adjusted	$246
Charitable Contribution	$(10)
Net Environmental Recoveries (Expenses)	$6
Acquisition Related Expenses	(3)
U.S. Pension Expense	(6)
Gain on Sale of Idled China Plant Facility	21
Operating Income, Reported	$255

MINERAL FIBER
2020
Adjusted EBITDA	$294
Depreciation and Amortization	(72)
Operating Income, Adjusted	$222
Charitable Contribution	$(10)
Net Environmental Recoveries (Expenses)	6
Operating Income, Reported	$219

ARCHITECTURAL SPECIALTIES
2020
Adjusted EBITDA	$36
Depreciation and Amortization	(11)
Operating Income, Adjusted	$25
Acquisition Related Expenses	$(3)
Operating Income, Reported	$22

UNALLOCATED CORPORATE
2020
Adjusted EBITDA	$—
Depreciation and Amortization	$(1)
Operating Income, Adjusted	$(1)
U.S. Pension Expense	(6)
Gain on Sale of Idled China Plant Facility	$21
Operating Income (Loss), Reported	$14

AWI 2021 Proxy Statement	73

CASH FLOW
2020
Net cash from operations	$219
Net cash (used for) investing activities	(141)
Add: Acquisition, net	165
Add: Litigation, net	—
Add/(Less): Environmental (Recoveries) Payment, net	(12)
Add/(Less): Payments for (Proceeds from) Sale of international, net	(20)
Add: Net Payments to WAVE for Portion of Proceeds from Sale of International Businesses	13
(Less): Proceeds from sale of Idled China Plant Facility	(22)
Add: Charitable Contribution	10
Adjusted Free Cash Flow	$212

74	AWI 2021 Proxy Statement

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/23/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AWI2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/23/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ARMSTRONG WORLD INDUSTRIES, INC. MARK A. HERSHEY 2500 COLUMBIA AVENUE LANCASTER, PA 17603 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark For All Except and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Stan A. Askren 02) Victor D. Grizzle 03) Tao Huang 04) Barbara L. Loughran 05) Larry S. McWilliams 06) James C. Melville 07) Wayne R. Shurts 08) Roy W. Templin 09) Cherryl T. Thomas The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021. 3. To approve, on an advisory basis, our Executive Compensation Program. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxy holders are authorized to vote such other business as may properly come before the meeting or any postponement or adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000490209_1 R1.0.0.177 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com ARMSTRONG WORLD INDUSTRIES, INC. Annual Meeting of Shareholders June 24, 2021 8:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Victor D. Grizzle and Larry S. McWilliams as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all of the common shares of Armstrong World Industries, Inc. held of record by the undersigned on April 19, 2021, at the Annual Meeting of Shareholders to be held on June 24, 2021 at 8:00 AM, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000490209_2 R1.0.0.177